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                                                                     Exhibit 2.2











                         AGREEMENT OF PURCHASE AND SALE
                            (Construction Residences)

                                 By and Between

                              HCR MANOR CARE, INC.

                                       and

                        ALTERNATIVE LIVING SERVICES, INC.

                                TABLE OF CONTENTS

                                                                                                                        PAGE

1.       PURCHASE AND SALE OF CONSTRUCTION RESIDENCES.....................................................................6
         A.       Real Property...........................................................................................6
         B.       Residency Agreements....................................................................................7
         C.       Leases..................................................................................................7
         D.       Improvements............................................................................................8
         E.       Personal Property.......................................................................................8
         F.       Service Contracts.......................................................................................9
         G.       Related Interests.......................................................................................9


2.       PURCHASE PRICE FOR THE CONSTRUCTION RESIDENCES..................................................................11
         A.       Payment................................................................................................11
         B.       Allocation.............................................................................................11
         C.       Calculation of Purchase Price..........................................................................12


3.       [INTENTIONALLY DELETED].........................................................................................12


4.       CLOSING.........................................................................................................12
         A.       Delivery; Possession...................................................................................12
         B.       Transfer Taxes.........................................................................................13
         C.       Seller's Closing Costs.................................................................................13
         D.       Purchaser's Closing Costs..............................................................................13
         E.       Existing Fines and Penalties...........................................................................13
         F.       Other Costs............................................................................................13


5.       TITLE...........................................................................................................13
         A.       Examination of Title...................................................................................14
         B.       Survey Matters.........................................................................................15


6.       PRORATIONS AND CREDITS AT CLOSING...............................................................................16
         A.       Real Estate Taxes and Assessments......................................................................16
         B.       Prepaid Resident Rent..................................................................................16
         C.       Custodial Accounts.....................................................................................16
         D.       Rents..................................................................................................16
         E.       Security Deposits......................................................................................17
         F.       Utility Expenses and Payments..........................................................................17
         G.       Utility Deposits.......................................................................................17
         H.       Service Contract Payments..............................................................................17
         I.       Personal Property Taxes................................................................................17
         J.       Accrued Benefits.......................................................................................18
         K.       Payroll................................................................................................18
         L.       Reproration after Closing..............................................................................18
         M.       Performance of Obligations.............................................................................18


7.       ACCOUNTS RECEIVABLE.............................................................................................18


8.       CONVEYANCES AND DELIVERIES AT EACH RESIDENCE CLOSING............................................................19
         A.       Deed; Affidavit........................................................................................19

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
         B.       Bill of Sale...........................................................................................19
         C.       Assignment of Residency Agreements and Leases..........................................................19
         D.       Assignment of Service Contracts........................................................................20
         E.       Notices of Assignment..................................................................................20
         F.       Books and Records,  Floor Plans, Plans and  Specifications,  Medical Records,  Original
                  Documents and Other Instruments........................................................................20
         G.       Section 1445 Certificate; Form 8594....................................................................20
         H.       Termination of Management Agreement and Service Contracts..............................................21
         I.       Closing Statement......................................................................................21
         J.       Reaffirmation of Representations and Warranties........................................................21
         K.       Other Conveyances and Instruments......................................................................21


9.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS...................................................................21
         A.       Title to Personal Property; Condition of Personal Property.............................................21
         B.       Residency Agreements and Leases........................................................................22
         C.       Title to Improvements; Condition of Improvements.......................................................23
         D.       No Other Leases/Occupancies............................................................................23
         E.       Other Contracts........................................................................................23
         F.       Service Contracts......................................................................................24
         G.       Intentionally Deleted..................................................................................24
         H.       Accuracy and Completeness of Other Seller Documents and Records........................................24
         I.       Litigation and Other Proceedings.......................................................................24
         J.       Compliance of Property With Zoning and Other Laws......................................................24
         K.       Environmental Matters..................................................................................25
         L.       No Options or Other Interests..........................................................................25
         M.       Assessments, Fees and Liens............................................................................25
         N.       Pending Assessments and Condemnation Proceedings.......................................................26
         O.       Disclosure.............................................................................................26
         P.       Authority..............................................................................................26
         Q.       Licensure and Regulatory Matters.......................................................................26
         R.       Reports................................................................................................27
         S.       Employees; Unions......................................................................................27


10.      PURCHASER'S REPRESENTATIONS AND WARRANTIES......................................................................27
         A.       Organization, Power and Authority......................................................................27
         B.       No Bankruptcy..........................................................................................28


11.      PRE-CLOSING COVENANTS...........................................................................................28
         A.       Inspection of Property.................................................................................28
         B.       Compliance with Laws, Leases, Contracts................................................................28
         C.       Standard of Construction...............................................................................28
         D.       New Leases and Modifications to Existing Leases; Residency Agreements..................................28
         E.       New Service Contracts and Modifications to Existing Service Contracts..................................29
         F.       Notice of Revision of Representations Due to Discovery of New Facts....................................29
         G.       Personal Property Inventory............................................................................29
         H.       Transfer of Permits....................................................................................29
         I.       Compliance of Improvements and Real Property...........................................................30
         J.       Existing Employees.....................................................................................30
         K.       Notices and Consents...................................................................................30

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
12.      PURCHASER'S INSPECTION OF PROPERTY..............................................................................31
         A.       Access.................................................................................................31
         B.       Termination Election...................................................................................31
         C.       Right to Update Information, including Representations and Warranties..................................32


13.      CONDITIONS TO EACH RESIDENCE CLOSING............................................................................32
         A.       Conditions to Each Parties'Obligation to Close.........................................................32
         B.       Conditions to Purchaser's Obligation to Close..........................................................33


14.      SELLER'S OPTIONS UPON FAILURE OF PURCHASER CLOSING CONDITION....................................................33
         A.       Deferral of Residence Closing Date.....................................................................34
         B.       Indemnification and Cure...............................................................................34
         C.       Withdrawal of Residence................................................................................34
         D.       Withdrawal and Substitution............................................................................34


15.      NOTICES.........................................................................................................34


16.      CASUALTY AND CONDEMNATION.......................................................................................36
         A.       Casualty...............................................................................................36
         B.       Condemnation...........................................................................................36


17.      BROKERS.........................................................................................................37


18.      DEFAULT.........................................................................................................37


19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.....................................................38
         A.       Survival of Representations and Warranties.............................................................38
         B.       Seller's Indemnification Obligations...................................................................38
         C.       Purchaser's Indemnification Obligations................................................................39
         D.       Procedure for Indemnification Claims...................................................................39


20.      CAMPUS PROPERTIES...............................................................................................40


21.      POST-CLOSING DELIVERY OF SCHEDULES..............................................................................41


22.      CLOSING COMPLETED RESIDENCE; CLOSING PRIOR TO COMPLETION OF CONSTRUCTION........................................42
         A.       Completed Residence Defined............................................................................42
         B.       Incomplete Residence...................................................................................42


23.      CONSTRUCTION OVERSIGHT AND RELATED ISSUES.......................................................................43
         A.       Approval of Plans and Specifications...................................................................43
         B.       Employees; Pre-Opening Expenses........................................................................43
         C.       Change Orders..........................................................................................44

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
24.      TERMINATION.....................................................................................................44


25.      GENERAL PROVISIONS..............................................................................................44
         A.       Agreement Binding; Assignment..........................................................................44
         B.       Entire Agreement.......................................................................................45
         C.       Execution Necessary....................................................................................45
         D.       Time is of the Essence.................................................................................45
         E.       Governing Law..........................................................................................45
         F.       Interpretation; Date of Agreement......................................................................45
         G.       Waiver.................................................................................................45
         H.       Facsimile Signature; Counterparts......................................................................46
         I.       Non-Waiver.............................................................................................46
         J.       Rights Cumulative......................................................................................46
         K.       Schedules..............................................................................................46
         L.       Attorneys'Fees.........................................................................................46

                                    SCHEDULES

Schedule I Address, Name of Seller Entity Owner, Licensing Category and Numbers of Units/Beds for each of the Construction Residences
Schedule II       List of Operating Residences
Schedule 1-B      Residency Information for each of the Construction
                  Residences*
Schedule 1-C      Lease Summary Information for each of the Construction
                  Residences*
Schedule 1-E(i)   Excluded Personal Property for each of the
                  Construction Residences*
Schedule 1-E(ii) List of Personal Property for each of the Construction Residences*
Schedule 1-F      List of Service Contracts for each of the Construction
                  Residences*
Schedule 9-A Aggregate Limits on Past Due Rent for each of the Construction Residences*
Schedule 9-B Description of Pending Litigation and Licensing Warnings or Violations*
Schedule 9-C      Zoning Matters for each of the Construction Residences*
Schedule 9-D      Employee Matters for each of the Construction Residences*
Schedule 18       Applicable Liquidated Damages Amounts
Schedule 20       Campus Properties
Schedule 23       Construction Items

*        To be delivered by Seller to Purchaser post-execution (see Section 21)


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                         AGREEMENT OF PURCHASE AND SALE
                            (Construction Residences)


         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into effective as of the 31st day of December, 1998, by and between HCR MANOR CARE, INC., a Delaware corporation ("HCR Manor Care"), the wholly-owned subsidiaries of HCR Manor Care that are signatories hereto (which together with HCR Manor Care are collectively referred to as "Seller"), and ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation (together with its transferees and assigns hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is developing and constructing the eight (8) assisted living and dementia care residences being more particularly identified on
Schedule I attached hereto and incorporated herein by reference (collectively, and as more particularly described in Section 1 hereof, the "Construction Residences", as such term is more particularly defined below) and Seller owns and operates the twenty-one (21) assisted living and dementia care residences being more particularly identified on Schedule II attached hereto and incorporated herein by reference (collectively, the "Operating Residences"); and

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, each of (i) the Construction Residences in accordance with the terms and conditions hereinafter set forth and (ii) the Operating Residences in accordance with the terms and conditions set forth in the Agreement of Purchase and Sale (Operating Residences) dated as of the date hereof by and between Purchaser, HCR Manor Care and certain wholly-owned subsidiaries of HCR Manor Care (the "Operating Purchase Agreement").

         NOW, THEREFORE, for and in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.       PURCHASE AND SALE OF CONSTRUCTION RESIDENCES.

         Upon and subject to the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, good and marketable fee simple title in and to the following described property:

         A. Real Property. All those tracts or parcels of land having the street addresses described on Schedule I attached hereto and made a part hereof (the "Land"), including, without limitation, (a) any and all buildings or structures located on the Land and all other Improvements (as hereinafter defined), (b) to the extent assignable and subject to the receipt of any approvals needed for assignments, which Seller shall use commercially reasonable efforts to obtain upon

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request by Purchaser, all easements appurtenant to the Land and other licenses, grants of right, privileges or other agreements for the benefit of, belonging to or appurtenant to the Land regardless of whether situate upon the Land, and regardless of whether specifically referenced on Schedule I attached hereto, (c) to the extent assignable and subject to the receipt of any approvals needed for assignment, which Seller agrees to use commercially reasonable efforts to obtain upon request by Purchaser, all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights allocated to the Land, (d) to the extent assignable and subject to the receipt of any approvals needed for assignment, which Seller agrees to use commercially reasonable efforts to obtain upon request by Purchaser, all right, title and interest, if any, of Seller in and to any and all swales, strips and gores of land located on or adjacent to the Land, (e) to the extent assignable and subject to the receipt of any approvals needed for assignment, which Seller agrees to use commercially reasonable efforts to obtain upon request by Purchaser, all right, title and interest of the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land, and (f) to the extent assignable and subject to the receipt of any approvals needed for assignment, which Seller agrees to use commercially reasonable efforts to obtain upon request by Purchaser, all rights to development of the Land granted by governmental entities having jurisdiction over the Land (the Land and all of the foregoing interests are sometimes hereinafter collectively referred to as the "Real Property"). To the extent that Purchaser and Seller determine that the parcel of Real Property identified as a "Campus Property" on Schedule 20 cannot as a practical matter be legally subdivided from the adjacent facility or facilities campused therewith, then and in such event Purchaser and Seller agree that such parcel shall be governed by the terms and provisions of Section 20 of this Agreement.

         B. Residency Agreements. All residency agreements, entrance agreements and other agreements for use or occupancy of all or any portion of each of the Construction Residences entered into by all current or future Residents (as hereinafter defined) (collectively, the "Residency Agreements"), together with all prepaid rents and advance rentals (other than the monthly residence fees paid by Residents in advance for the month in which the Residence Closing Date (as hereinafter defined) occurs) and all security deposits (collectively, the "Advances") with respect to the Residency Agreements and the guaranties or warranties of payment by all guarantors or co-signers with respect to the Residency Agreements. The name or room number of each current or future occupant or resident under the Residency Agreements (herein referred to as a "Resident" or "Residents") for each Construction Residence, the name of each Seller entity that is a party to the Residency Agreements for such Construction Residence, the current or future rental payable thereunder, the date of the Residency Agreement, and the amount of any past due or delinquent rental and the Advances therefor, will be set forth on Schedule 1-B, which Schedule shall be delivered by Seller to Purchaser as provided in Section 21 hereof (the "Rent Roll").

         C. Leases. Any other agreements for use or occupancy of any portion of any of the Construction Residences, excluding only the Residency Agreements, including without limitation all leases, subleases and rental agreements (collectively, the "Leases"), together with all rights appurtenant thereto and any prepaid rents and advance rentals (other than the monthly rental paid by a tenant in advance for the month in which the Residence Closing Date occurs) and all security deposits with respect to the Leases (which, together with the Advances, are


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hereinafter collectively called the "Deposits"). The name of each tenant or lessee under the Leases (hereinafter referred to as a "Tenant" or collectively "Tenants") for each Construction Residence, the names of each Seller entity that is a party to such Lease, the date of each Lease, the current rental payable thereunder, any past due or delinquent rental and the Deposits therefor, will be set forth on Schedule 1-C, which Schedule shall be delivered by Seller to Purchaser as provided in Section 21 hereof (the "Lease Summary").

         D. Improvements. All buildings, structures (surface and subsurface) and other improvements and fixtures situated on or attached to or constituting a portion of all or any portion of the Real Property (herein collectively referred to as the "Improvements").

         E. Personal Property. All tangible personal property of Seller located at the Construction Residences and used or useable in connection with any present or future occupation, operation or maintenance of all or any part of the Real Property or the Improvements or both, together with (to the extent not constituting a portion of the Real Property or the Improvements) all fixtures, trade fixtures, furniture, furnishings, carpeting, draperies, linens, fittings, equipment, machinery, apparatus and appliances of Seller, now located on the Real Property and used or useable in connection with any present or future occupation or operation of all or any part of the Real Property or the Improvements or both, including, without limitation, all elevators, escalators, boilers, furnaces, heating, ventilating and air-conditioning systems, furnishings and equipment, building drawings, plans and specifications, building materials and wall partitions, sprinkler and well systems, sewerage systems, electrical equipment, fire prevention and extinguishing apparatus, engineering, maintenance, cooking, housekeeping and medical or therapeutical supplies and materials, mowers and edgers and other lawn maintenance equipment and supplies, vans, buses, automobiles or other motor vehicles, fuel and other supplies of all kinds whether used, unused or in stock for future use in connection with the occupation, maintenance or operation of the Construction Residences, which are on hand on the date hereof, but excluding any of the foregoing used in connection with the construction of the Construction Residences and not intended for use in the operations of the Construction Residences, subject to such depletion and including such resupplying as shall occur and which Seller is hereby obligated to make in the ordinary course of preparing the Construction Residences for operation as an ongoing business (the aforesaid items, subject to the foregoing and following exclusions, are hereinafter collectively referred to as the "Personal Property"), excluding however (i) all items of personal property which are the property of Residents or Tenants, (ii) the rights of the owner of any equipment leased pursuant to, or owned by parties other than Seller (and which are not affiliated with Seller) pursuant to the Service Contracts, as hereinafter defined and (iii) those items of Personal Property specifically excluded hereunder which will be more particularly set forth on Schedule 1-E(i), which Schedule shall delivered by Seller to Purchaser as provided in Section 21 hereof and which may include items of Personal Property owned or leased by affiliates of Seller. A current inventory of all material items of the Personal Property for each Construction Residence will be set forth on Schedule 1-E(ii), which shall be delivered by Seller to Purchaser as provided in Section 21 hereof (the "Personal Property Inventory").

         F. Service Contracts. To the extent assignable and subject to the receipt of any consents to assignment which may be needed for assignment, which Seller agrees to use


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

commercially reasonable efforts to obtain upon request by Purchaser, all service, supply, management, maintenance and other contracts for leasing, management, maintenance or operation of the Construction Residences (other than agreements relating to the construction of the Construction Residences) that Purchaser is obligated to assume pursuant to the terms hereof, including, but not limited to, all leases by which equipment is leased and is used or useable in connection with any present or future occupation, operation or maintenance of the Construction Residences, and all operating files relating to all of the aforesaid, but not including any such contracts which, pursuant to the terms hereof, Purchaser is not obligated to accept or assume (and does not elect to assume) in connection with the purchase and sale contemplated in this Agreement (herein collectively referred to as the "Service Contracts"). A summary list of all Service Contracts in effect as of the date of this Agreement and all other such contracts that Purchaser has not yet rejected but that Purchaser may reject pursuant to the terms of this Agreement, including the identity of contract parties, the date of contract, the expiration date of the contract, and the amounts payable thereunder will be set forth on Schedule 1-F, which Schedule shall be delivered by Seller to Purchaser as provided in Section 21 hereof (the "List of Service Contracts").

         G. Related Interests. Any and all of the following (hereinafter collectively referred to as the "Related Interests"):

                  (i) The pre-opening business activities of Seller conducted at the Construction Residences, including without limitation, all intangible rights and interests associated with the Construction Residences, any name or trade name by which the Improvements or the Construction Residences or any part thereof may be currently be known, including, but not limited to names used on the date hereof in connection with the ownership and construction of the Construction Residences, and all registrations for such names, or intangible rights and interests, but expressly excluding the names "HCR", Health Care and Retirement", "Heartland", "Manor Care", "Arden Court", "Spring House", and any names including any of the foregoing or any derivations thereof (the "Excluded Names") and all telephone numbers of Seller presently in use therein, including without limitation goodwill and going concern value, and any and all marketing materials, promotional materials, letterhead, envelopes or other materials, but expressly excluding (a) all cash and bank accounts (other than the Custodial Accounts, as hereinafter defined) (b) all Receivables (as hereinafter defined) and
         (c) all liabilities and obligations resulting from the activities of Seller conducted at the Construction Residences prior to the applicable Residence Closing Date (as hereinafter defined) except as expressly assumed by Purchaser at the applicable Residence Closing Date to the extent provided herein, provided, however that Seller makes no representation or warranty whatsoever with regard to its right to use any such name, trade name, telephone numbers or any other intangible rights or registration thereafter;

                  (ii) To the extent assignable or transferable and subject to receipt of any consents required for such assignments or transfers, which Seller agrees to use commercially reasonable to obtain upon request by Purchaser obtain prior to the applicable Residence Closing Date, each and every bond, guaranty and warranty concerning the Real Property, the Improvements and the Personal Property, including,


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

         without limitation, any roofing, air conditioning, heating, elevator or other bond, guaranty and warranty relating to the construction, maintenance or replacement of the Improvements or any portion thereof; provided, that Purchaser shall assume any obligation of Seller with respect to any such bond (including any obligation to provide related security, which shall be released back to Seller);

                  (iii) To the extent in the possession of Seller or any affiliate of Seller, all files relating to the original construction of the Improvements and replacements made to the Improvements, as well as all repair and maintenance files (including, without limitation, those relating to the building systems such as elevators and HVAC systems), and all operating manuals relating to the building systems;

                  (iv) All licenses, permits, accreditations, approvals and certificates used in or relating to the construction, ownership, occupancy or operation of any part of the Construction Residences, including, without limitation, (a) any permit, license, accreditation or other approval necessary under applicable federal, state or local law in order to permit the construction or, upon completion of construction for the operation of the Construction Residences as the type of residence, and for the number of Residents, set forth with respect to each such Construction Residence on Schedule 1 and (b) any provider agreements with Medicaid, Medicare and any other third-party payor programs entered into solely with respect to the Construction Residences ((a) and (b) are hereinafter collectively referred to as the "Permits"); provided, however, Seller's obligation to transfer or assign the Permits is expressly limited to the extent and only to the extent that the same can be assigned or transferred in accordance with applicable law and subject to the receipt or satisfaction of any approvals or other requirements for such assignment or transfer to Purchaser, as is more particularly set forth below;

                  (v) All documents, charts, records and lists maintained with respect to the Residents (subject to the respective Residents' rights to access to their respective medical records as provided by law and subject to confidentiality requirements);

                  (vi) Seller's books of account, accounting records and work papers, files, reports and other records with respect to the Construction Residences and the ownership, occupancy and operation of any part of the Construction Residences, to the extent located at the Construction Residences or specifically relating only to the Construction Residences and in the possession or control of Seller, including without limitation all licensing or regulatory reports, surveys or correspondence with respect to the proposed or pending licensing of the Construction Residences, the construction or operation thereof, the compliance with all permits and applicable laws and other similar matters;

                  (vii) All employee and personnel files, documents, records and lists relating to operations at the Construction Residences;

                  (viii) All architectural drawings, plans and specifications, architectural contracts, construction contracts, construction working drawings and related files, documents and working papers in the possession or control of Seller pertaining to the construction of the Construction Residences, as well as copies of existing surveys;

                  (ix) Any appurtenant and reciprocal easements or other instruments affecting the Real Property in the possession or control of Seller, including all amendments and modifications and Seller's operating files relating thereto; and

                  (x) All soils reports and environmental reports and surveys prepared with respect to the Construction Residences and engineering studies relating to completed projects at the Construction Residences, together with all written communications and documents relating to such reports and surveys sent or received by Seller or any affiliate of Seller.

The Real Property, the Improvements, the Residency Agreements, the Leases, the Deposits, the Service Contracts, the Personal Property and the Related Interests related to and associated with a specific Construction Residence are herein collectively referred to as the "Construction Residence." On or before the date thirty (30) days after the date hereof, with respect to each of the Construction Residences, Seller will provide access to Purchaser to the Residency Agreements and Seller will deliver to Purchaser true, correct and complete copies of the Leases, the Service Contracts and, with respect to the related Interests, copies of any documents or correspondence that relate to items to be disclosed on Schedules 9-A, 9-B, 9-C or 9-D and access to all other documents, books, records, reports and files of Seller with respect to the Construction Residences (such copies, documents, books, records and files are hereinafter collectively referred to as the "Files"). Upon the Residence Closing Date for any Construction Residence, Seller shall deliver originals of the Files with respect to such Construction Residence to Purchaser to the extent Seller has not previously done so and in accordance with other provisions of this Agreement, and Seller shall continue to have access thereto as provided herein.

2.       PURCHASE PRICE FOR THE CONSTRUCTION RESIDENCES.

         A. Payment. Subject to adjustments as may be applicable pursuant to
Section 6 hereof, the purchase price for each Construction Residence shall be as set forth on the Addendum of even date herewith by and between HCR Manor Care and Purchaser (the "Addendum"), which Addendum is incorporated herein by reference (each, the "Residence Purchase Price"). The Residence Purchase Price for a Construction Residence shall be payable to Seller at the Residence Closing Date for such Construction Residence in accordance with Section 4 hereof, subject to the prorations and adjustments set forth herein, by wire transfer through the federal reserve system in immediately available funds to an account designated by Seller in advance.

         B. Allocation. Purchaser and Seller hereby agree that within thirty
(30) days after the date of this Agreement, Seller will deliver to Purchaser Seller's proposed calculation of the allocation of the Residence Purchase Price among the Real Property, the Improvements, the Personal Property and the Related Interests with respect to each Construction Residence, and thereafter Purchaser and Seller will negotiate in good faith to finalize such allocation, such allocation to be agreed upon between Purchaser and Seller on or prior to the applicable Residence Closing Date. In the event Purchaser and Seller agree upon the allocation, then at the


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

Residence Closing Purchaser and Seller shall enter into an agreement to file IRS Form 8594 reflecting such agreed upon allocation. If Purchaser and Seller are unable to agree upon an allocation, then Purchaser and Seller shall each be entitled to report the transaction to the IRS using their respective allocations without further obligation to the other party with respect thereto.

         C. Calculation of Purchase Price. The Residence Purchase Price for each Construction Residence shall be as set forth on the Addendum, provided that such Construction Residence is a Completed Residence (as hereinafter defined) on the Residence Closing Date. In the event that any Construction Residence fails to qualify as a Completed Residence on the Residence Closing Date, then and in such event a portion of the Residence Purchase Price therefor shall be placed in escrow as provided in Section 22.

3.       [INTENTIONALLY DELETED].

4.       CLOSING.

         The closing or settlement of the purchase and sale of each of the Construction Residences contemplated by this Agreement shall be held at such time and at such place as Seller and Purchaser shall mutually agree, subject to
Section 22 hereof. The parties hereby acknowledge that, to facilitate an orderly transition of the Construction Residences from Seller to Purchaser, it will likely be desirable to schedule multiple closings whereby closings will be held with respect to one or more (but less than all) of the Construction Residences during the period commencing February 1, 1999. Notwithstanding the foregoing, in the event that all conditions to closing with respect to any particular Construction Residence have been either satisfied or waived by the party for whose benefit they were imposed, and Seller and Purchaser have not agreed upon an alternative closing date, time and place, a closing for such Construction Residence shall be held at 10:00 a.m. on the date ten (10) days after Seller shall have delivered to Purchaser evidence that such Construction Residence is a Completed Residence, at the offices of Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree St., N.E., Atlanta, Georgia 30303. Each closing of one or more Construction Residences contemplated hereby shall be referred to herein as a "Residence Closing" and the date of any such Residence Closing shall be referred to herein as the "Residence Closing Date."

         A. Delivery; Possession. At the Residence Closing for any Construction Residence, Seller shall deliver to Purchaser the items required of Seller as elsewhere set forth herein and Purchaser shall deliver to Seller the Residence Purchase Price, subject to the prorations and adjustments as herein provided, and the items required of Purchaser as elsewhere set forth herein. Seller shall deliver possession of the applicable Construction Residence to Purchaser at the time of such Residence Closing, subject only to the applicable Permitted Title Exceptions (as hereinafter defined).

         B. Transfer Taxes. The parties agree that any and all city, county or state conveyance or transfer taxes, state stamp or documentary taxes and surtax stamps due upon the transfer of any Construction Residence or the deed evidencing same (including recording costs) shall be borne by the party that customarily pays such cost in the state in which the applicable

Construction Residence is located. In the event that the parties are unable to agree in good faith which party responsible for payment of such costs, then the decision of Title Company (as hereinafter defined) as to whether sellers or purchasers customarily bear such costs in such states shall be binding.

         C. Seller's Closing Costs. Seller shall pay the costs (including recording costs) of any cure of title defects required of Seller hereunder and the fees and expenses of Seller's own attorneys. All costs of satisfying any and all Monetary Encumbrances (as hereinafter defined), including without limitation the amount of the outstanding principal, accrued but unpaid outstanding interest, all prepayment penalties and all other sums that must be paid to cause the holder of any Monetary Encumbrance to release such Monetary Encumbrance, shall be borne by Seller.

         D. Purchaser's Closing Costs. Purchaser shall pay the cost of the title examinations, the premium for the Title Policies (as hereinafter defined), the costs of any surveys of the Real Property obtained by Purchaser, the costs of any other investigations, studies and appraisals conducted by Purchaser, and the fees and expenses of Purchaser's own attorneys.

         E. Existing Fines and Penalties. If any governmental authorities or agencies have levied any fines, penalties or assessments against any Construction Residence or Seller resulting from failure or alleged failure to comply with any regulatory or other governmental requirements (hereinafter collectively referred to as "Fines"), and Seller fails to pay any such Fines prior to the Residence Closing for such Construction Residence, and the failure to pay such Fines or any portion thereof (i) prevents the issuance or assignment of any Permit to Purchaser necessary for Purchaser's operation of such Construction Residence or results in the imposition of conditions to such Permit unacceptable to Purchaser or (ii) otherwise prohibits Purchaser's right to operate the Construction Residence for the licensure category and number of Residents identified on Schedule 1, then the full amount of such Fines, together with any additional penalties or interest, shall be withheld from the Residence Purchase Price payable to Seller and shall be paid directly to the appropriate governmental officials or agencies.

         F. Other Costs. All other closing costs shall be paid by the party incurring same.

5.       TITLE.

         At each Residence Closing, Seller shall convey and transfer to Purchaser such good, indefeasible fee simple and marketable title to the applicable Construction Residence as will enable Chicago Title Insurance Company ("Title Company") to issue its full coverage, American Land Title Association Standard Coverage Owner's Policy of Title Insurance with the standard exceptions therein deleted, and with endorsements to include, at a minimum, zoning, access, comprehensive, survey and, if available in the state of such Construction Residence, utility availability and contiguity coverage (collectively referred to herein as the "Title Policy") in the amount of the applicable Residence Purchase Price, subject only to those matters hereinafter defined as the "Permitted Title Exceptions"; provided, however, in the event that Seller is unable to comply with this sentence due to the existence of a Non-Monetary Defect (as hereinafter defined) which does not constitute a Permitted Title Exception, Seller shall not be deemed to be in default hereunder, but Purchaser shall not be obligated to close the acquisition of the Construction Residence affected thereby and the parties shall proceed as set forth in Section 14 hereof. Title to each Construction Residence shall be free and clear of, and shall not be subject to mechanics', materialmen's or similar liens, pledges, mortgages, deeds of trust, security deeds, security agreements, liens, judgments, conditional sales contracts, UCC financing statements or fixture filings, encumbrances, ground rents, past due taxes or assessments, fines, levies or other encumbrances of a monetary nature (herein collectively referred to as "Monetary Encumbrances") or leases, tenancies, parties in possession, covenants, conditions, restrictions, right-of-ways, easements, encroachments or any other agreements, contracts, rights, acts or other matters of any nature affecting the title thereto, except as permitted in this Agreement or the Permitted Title Exceptions.

         A. Examination of Title. Provided that Seller delivers to Purchaser copies of Seller's existing title policies (and not just commitments) and surveys for the Construction Residences within ten (10) days after the date of this Agreement, Purchaser shall have until the date forty-five (45) days after the date of this Agreement to examine title to each of the Construction Residences and to obtain Surveys (as hereinafter defined) and to deliver to Seller copies of title commitments issued by Title Company and such Surveys. Such forty-five (45) day period shall be extended one (1) day for each day that Seller is late in delivering the copies of Seller's title policies and surveys (provided that if Seller notifies Purchaser that Seller lacks such items, such forty-five (45) day period shall commence as of the date of such notice). Purchaser shall, within such period, notify Seller in writing of any defects in title which may be revealed by Purchaser's examination (which defects may include any matters revealed by the Surveys), including Monetary Encumbrances and any title defects that are non-monetary in nature other than Permitted Title Exceptions ("Non-Monetary Defects"). Purchaser agrees that Purchaser shall not object to (A) any recorded utility easements serving only a Construction Residence or any recorded utility easements serving adjacent properties and located on the Real Property, but, with respect to all such recorded utility easements Purchaser shall not object if and only to the extent (i) any building constituting a part of the Improvements for such Construction Residence does not encroach upon and is not constructed over such easement, (ii) such easement has been located and identified by the surveyor on the Survey applicable thereto, and (iii) such easement does not render title unmarketable or unreasonably interfere with the current or future operations of the Construction Residence,
(B) any minor encroachments of improvements such as fences, paving or similar improvements, and (C) any other matters as Purchaser in the exercise of good faith reasonably determines will not have a material adverse impact on Purchaser's operation of the Construction Residence or otherwise is a defect that is not a material impediment to Purchaser's ability to finance or convey such Construction Residence. (A) - (C) shall be deemed to be "Permitted Title Exceptions" hereunder. Within ten (10) days after Seller's receipt of Purchaser's notice with respect to any Construction Residence, Seller shall give notice to Purchaser either (x) refusing to cure the applicable Non-Monetary Defects or (y) setting forth Seller's intent to cure such Non-Monetary Defects and stating in detail how Seller will accomplish same. Failure of Seller to timely give such notice shall be deemed to be a refusal by Seller to cure any such Non-Monetary Defects. Upon the later of receipt of Seller's notice or expiration of the ten (10) day period, then Purchaser may, at any time prior to ten (10) days after the receipt by Purchaser of Seller's response or expiration of Seller's response time, by notice to Seller, (i) elect to terminate Purchaser's obligation to purchase such Construction Residence pursuant to this Agreement, whereupon the provisions of Section 14 shall be applicable with respect to such Construction Residence, or (ii) accept title to such Construction Residence subject to the Non-Monetary Defects that Seller has not undertaken to cure, in which event such Non-Monetary Defects, together with all title exceptions and matters appearing on the Title Commitment with respect to such Construction Residence to which Purchaser did not object, will be deemed Permitted Title Exceptions hereunder. If Seller elects option (y) as to any Construction Residence and at the applicable Residence Closing Seller fails to cure the applicable Non-Monetary Defects in the manner Seller has undertaken to so cure in its notice to Purchaser to the satisfaction of Purchaser, Purchaser will again have the options set forth in (i) and (ii) above. Seller agrees not to further voluntarily alter or encumber in any way title to any Construction Residence after the date of this Agreement, except for encumbrances imposed in the ordinary course of business of which Seller notifies Purchaser and which Seller will cause to be removed at or prior to the applicable Residence Closing. In the event that Purchaser fails to timely notify Seller of title defects as to any Construction Residence, then such failure to notify Seller shall constitute a waiver of Purchaser's right to object to any Non-Monetary Defects with respect to any Construction Residence but shall not be a waiver of Seller's absolute obligation hereunder to remove Monetary Encumbrances, nor a waiver of Purchaser's right to object to matters that arise subsequent to such date. Purchaser shall have the right to re-examine and update title to any Construction Residence and update the applicable Survey through and including the applicable Residence Closing Date and in the event any such examination or update reveals any new matters first arising or appearing of record subsequent to Purchaser's first examination of title (other than Permitted Title Exceptions), then (i) if such new matters were voluntarily imposed by Seller in violation of this Section 5.A, Seller shall be in default hereunder and the provisions of Section 18.B shall apply or (ii) if such new matters were not voluntarily imposed by Seller, then Purchaser shall have the right to object to same and will again have the options set forth in (i) and (ii) above.

         B. Survey Matters. Purchaser may obtain a current as-built plat of survey ("Survey") of the Land for each Construction Residence. Each Survey shall be prepared for and certified by a registered land surveyor licensed as such in the state in which the Construction Residence is located. Purchaser's and Seller's rights and obligations with regard to title defects revealed by Surveys shall be those indicated in Section 5.A. above.

6.       PRORATIONS AND CREDITS AT CLOSING.

         In each proration set forth below, the portion thereof allocable to periods beginning with the applicable Residence Closing Date shall be credited to Purchaser, or charged to Purchaser, as applicable, as of 12:01 a.m. on the applicable Residence Closing. The following items shall be prorated between Purchaser and Seller or credited to Purchaser or Seller at the Residence Closing of each Construction Residence:

         A. Real Estate Taxes and Assessments. All ad valorem real estate taxes with respect to the Construction Residence for the then current year shall be prorated as of the applicable Residence Closing Date with Seller receiving a credit for any such taxes paid in advance for any period after the applicable Residence Closing Date or with Purchaser receiving a credit for the period prior to and including the applicable Residence Closing Date for which such taxes have not been paid by Seller. Seller shall pay all assessments levied upon the Construction Residence prior to the applicable Residence Closing Date. In the event that tax bills for the current year's taxes are not available on the applicable Residence Closing Date, taxes shall be prorated based upon the tax bills for the previous year and increased or decreased based upon any known increase or decrease in the assessed valuation or the millage rate. Seller and Purchaser hereby agree that the parties shall, if necessary, re-prorate the taxes when actual tax bills for the current year are available.

         B. Prepaid Resident Rent. Purchaser shall receive a credit for any advance payments made by any Residents of the applicable Construction Residence to the extent attributable to the applicable Residence Closing Date and any periods thereafter.

         C. Custodial Accounts. At the applicable Residence Closing, Seller shall provide Purchaser with a written account of all funds belonging to Residents at the Construction Residence that are held by Seller in a custodial capacity (the "Custodial Accounts"). Such accounting shall set forth the names of the Residents for whom such funds are held, the amounts held on behalf of each Resident and Seller's warranty that the accounting is true, correct and complete. At the applicable Residence Closing, Seller will either assign Seller's rights in the Custodial Accounts to Purchaser or Seller will cause the funds in the Custodial Accounts to be transferred to new accounts designated by Purchaser or Seller will otherwise comply with applicable laws if a different procedure is required with respect thereto.

         D. Rents. Rents, including without limitation all payments received by Seller from any Tenants under any Leases applicable to the Construction Residence and all payments of all Residents under any Resident Agreements received prior to the Residence Closing Date shall be prorated as of the applicable Residence Closing Date and the portion thereof allocable to periods beginning with such Residence Closing Date shall be credited to Purchaser at such Residence Closing. Any checks for any such rental payments received after such Residence Closing by Seller and belonging in their entirety to Purchaser shall be promptly endorsed to Purchaser by Seller and promptly transmitted to Purchaser, and any checks for any rental payments received after such Residence Closing by Seller and belonging in part to Seller and in part to Purchaser shall be promptly deposited by Seller and the part thereof belonging to Purchaser shall be promptly paid to Purchaser and the balance shall be retained by Seller. In the event that on such Residence Closing Date there shall be any unpaid rental payments due under any Lease, then (i) for a period of ninety (90) days after the Residence Closing, any rental payment received by Purchaser with respect to such Lease subsequent to such Residence Closing Date shall be applied first to pay the current portion of such rental payment due Seller under such Lease and the remaining portion of such rental payment, to the extent applicable to a period beginning on or after such Residence Closing Date, shall be retained by Purchaser in satisfaction of amounts owed to it, and (ii) thereafter Purchaser may apply such amounts first to amounts owed to it. During such ninety
(90) day period, Purchaser shall use its reasonable efforts in the ordinary course of business to collect for Seller amounts owed to Seller of which it has knowledge, but shall not be required to employ counsel or any collection agency or to initiate litigation, ejectment proceeding or use any extraordinary means of collection. Seller shall at all times be entitled to pursue collection of any amounts owed to it, and Purchaser shall cooperate with Seller in connection therewith.

         E. Security Deposits. Purchaser shall receive a credit against the applicable Residence Purchase Price at such Residence Closing for all Deposits remaining outstanding to any Resident or Tenant for such Construction Residence.

         F. Utility Expenses and Payments. Water, sewer, gas, waste fees, fire protection, cable television, electric and all other utility expenses and payments due or made with respect to such Construction Residence shall be prorated as of such Residence Closing Date and the portion thereof allocable to periods beginning with such Residence Closing Date shall be credited or charged to Purchaser, as applicable, at such Residence Closing.

         G. Utility Deposits. Seller shall receive a credit at such Residence Closing for the amount of any utility or similar deposits made by Seller with respect to such Construction Residence which are not refundable to Seller by the holder thereof and which deposits are transferred to Purchaser at such Residence Closing.

         H. Service Contract Payments. All payments due or made under any Service Contracts accepted by Purchaser in accordance with the provisions hereof shall be prorated as of such Residence Closing Date and the portion thereof allocable to periods beginning with such Residence Closing Date shall be charged to Purchaser at such Residence Closing, and any amounts due under the Service Contracts allocable to periods prior to such Residence Closing Date shall be charged to Seller at such Residence Closing.

         I. Personal Property Taxes. All ad valorem personal property or similar taxes with respect to the Personal Property at such Construction Residence for the current year shall be prorated as of such Residence Closing Date with Seller receiving a credit for any such taxes paid in advance for any period after such Residence Closing Date or with Purchaser receiving a credit for the period prior to and including such Residence Closing Date for which such taxes have not been paid by Seller. In the event that tax bills for the current year's taxes are not available on such Residence Closing Date, taxes shall be prorated based upon the tax bills for the previous year after taking into account any known increases or decreases. Seller and Purchaser shall, if necessary, re-prorate the taxes when actual tax bills for the current year are available.

         J. Accrued Benefits. At such Residence Closing, Seller shall provide Purchaser with a schedule of all accrued sick, vacation and personal holiday pay earned, accrued and outstanding by Seller's employees working at such Construction Residence ("Employees") as of such Residence Closing Date ("Seller's Benefits"), which schedule shall include the names, addresses and amount of Seller's Benefits for each Employee to whom such amounts are owed, and shall be certified as true, complete and correct by Seller. At such Residence Closing, Seller shall be charged with the amount of Seller's Benefits, which at Purchaser's election, (i) shall be paid directly to the respective Employee entitled to same or (ii) with respect to Employees employed by Purchaser as of such Residence Closing Date (such Employees, "Continued Employees"), shall be credited to Purchaser.

         K. Payroll. Seller shall receive a charge for all salaries, benefits and other payments owed to all Continued Employees of such Construction Residence through and including 12:01 a.m. on such Residence Closing Date.

         L. Reproration after Closing. In the event that the actual amounts of any of the aforesaid proration items are unavailable as of such Residence Closing Date, then such proration shall be made on the basis of an amount reasonably estimated by Purchaser and Seller at such Residence Closing and Purchaser and Seller shall thereupon re-prorate such items at such times as the exact amounts for such items become available.

         M. Performance of Obligations. To the extent that any amount is credited in favor of Purchaser hereunder, Purchaser shall thereafter make the payments of taxes, hold and disburse the Custodial Accounts, refund or apply the Security Deposits, pay the utility bills or Service Contracts, credit the Employees entitled to Seller's Benefits or otherwise discharge any similar obligation that Seller may have had to any third party with respect to the item so credited, but only to the extent of the amount so credited to Purchaser.

7.       ACCOUNTS RECEIVABLE.

         On and after the Residence Closing Date with respect to each Construction Residence, Purchaser shall assume responsibility for billing and collection of all payments on account of services rendered at such Construction Residence including, without limitation, any payments or reimbursements made or to be made by any federal, state or local governmental agency or organization for medical or therapeutical care or other goods or services rendered or supplied to any Resident, including, without limitation, payments or reimbursements resulting from third-party payor agreements such as Medicaid, Medicare, private pay insurance companies or other similar programs (herein collectively referred to as "Receivables"). In order to facilitate Purchaser's collection efforts with respect to Receivables accruing prior to the Closing, Seller agrees to deliver to Purchaser, within a reasonable time after each Residence Closing, a schedule identifying all of those Receivables with balances owing for the period prior to such Residence Closing Date and Purchaser agrees to forward to Seller any payments received which are specifically designated as being applicable to services rendered prior to such Residence Closing to Seller. In the event such payments specifically indicate that they relate to services rendered on or after such Residence Closing Date, such payments shall be retained by Purchaser. With respect to any payments received by Purchaser during the first ninety (90) days after the applicable Residence Closing Date that do not specify whether such payments relate to services rendered prior or subsequent to such Residence Closing Date, such payments shall be applied first to any amounts due and owing to Seller and the remaining portion shall be applied to amounts due to Purchaser; thereafter, such amounts may be applied first to amounts owing to Purchaser. During such ninety (90) day period, Purchaser shall use its reasonable efforts in the ordinary course of business to collect pre-closing Receivables, but shall not be obligated to employ counsel or any collection agency or to initiate any litigation, ejectment proceedings or use any extraordinary means of collection, and, subject to the foregoing, shall have no liability for uncollectible pre-closing Receivables. In the event that either party shall receive any check for Receivables belonging in part to such party and in part to the other, such party shall promptly deposit such check and the part thereof belonging to the other party shall be promptly paid to such party. Seller shall at all times be entitled to pursue collection of any amounts owed to it, and Purchaser shall cooperate with Seller in connection therewith.

8.       CONVEYANCES AND DELIVERIES AT EACH RESIDENCE CLOSING.

         A. Deed; Affidavit. At each Residence Closing, Seller shall convey the Land comprising a part of such Construction Residence, together with any easements appurtenant thereto and any Improvements thereon, to Purchaser by Limited Warranty Deed subject only to the Permitted Title Exceptions and using a legal description based upon the Survey and approved by Title Company. The Limited Warranty Deed shall be accompanied by a completed and executed transfer tax or similar instrument in the prescribed form. Seller shall also execute and deliver an owner's affidavit in the form prescribed by Title Company and reasonably acceptable to Seller to enable Title Company to endorse over or delete the exceptions from the Title Policy for mechanics', materialmen's and other similar liens, rights of parties in possession under unrecorded leases (other than the applicable Residents), and the other standard exceptions. If required by Title Company, Seller shall also obtain any lien waivers or lien releases required by Title Company to so endorse.

         B. Bill of Sale. At each Residence Closing, Seller shall also convey the Personal Property comprising a part of such Construction Residence to Purchaser by Bill of Sale, which Bill of Sale shall incorporate by reference the warranties and representations set forth herein with respect to the Personal Property, subject to the limitations contained herein. Seller shall also deliver properly endorsed certificates of title to any motor vehicles to be conveyed pursuant hereto.

         C. Assignment of Residency Agreements and Leases. At each Residence Closing, Seller shall assign to Purchaser Seller's interest in and to the Residency Agreements and the Leases comprising a part of such Construction Residence by a duly executed assignment of Residency Agreements and Leases and Purchaser shall assume Seller's obligations thereunder and first arising on or after the Residence Closing Date by a duly executed assumption.

         D. Assignment of Service Contracts. At each Residence Closing, Seller shall assign to Purchaser Seller's interest in the Service Contracts and the Related Interests comprising a part of such Construction Residence by a duly executed assignment and Purchaser shall assume Seller's obligations thereunder and first arising on or after the Residence Closing Date by a duly executed assumption.

         E. Notices of Assignment. On or promptly after each Residence Closing Date (or earlier if Purchaser and Seller shall so agree), Seller and Purchaser shall send a written notice, in form and content satisfactory to Purchaser and Seller, to each Resident of such Construction Residence and their respective legal guardians, next of kin or others designated to be notified in the event of an emergency or otherwise, and all Tenants under the Leases of such Construction Residence, informing them of the sale of the applicable Construction Residence and of the assignment to Purchaser of Seller's interest in the Residency Agreements and the Leases and directing that all rental payments and other sums payable on or after such Residence Closing Date shall be paid to Purchaser at the address set forth in the notice. If Purchaser shall so elect,

Seller and Purchaser shall also send a written notice, in form and content acceptable to Purchaser and Seller, to each party to a Service Contract informing such party of the assignment to Purchaser of Seller's interest in such Service Contract. Following the filing by Purchaser of an application with the applicable state agency for a license to operate the Construction Residence, Seller and Purchaser shall send any other written notice and make any necessary filing as may be required under applicable law with respect to sale of the Construction Residence or a transfer of ownership of such Construction Residence.

         F. Books and Records, Floor Plans, Plans and Specifications, Medical Records, Original Documents and Other Instruments. At or promptly after each Residence Closing, Seller shall deliver to Purchaser the originals (or, if originals are unavailable, duplicate originals or copies) of all Files related to such Construction Residence not previously delivered by Seller pursuant to the provisions of Section 1 this Agreement, subject to Seller's rights of access at all reasonable times at Seller's expense to examine and make copies of any and all of said original Files for a period of three (3) years after such Residence Closing Date; and Purchaser shall be obligated to retain such Files for such three (3) year period.

         G. Section 1445 Certificate; Form 8594. At each Residence Closing, Seller shall also execute and deliver to Purchaser a certificate and affidavit with respect to Section 1445 of the Internal Revenue Code stating that Seller is not a foreign person as defined in said Section 1445 and applicable regulations thereunder. At such Residence Closing, Seller and Purchaser shall execute an agreement to timely file IRS Form 8594 with the Internal Revenue Service reflecting the agreed upon allocation (if any) of the Residence Purchase Price as provided in Section 2.B.

         H. Termination of Management Agreement and Service Contracts. At each Residence Closing, Seller shall also deliver to Purchaser an executed original of an agreement terminating, as of such Residence Closing Date, any and all management agreements entered into by Seller with respect to the Construction Residence, and an executed original of an agreement terminating as of such Residence Closing Date, any Service Contracts that Purchaser is not obligated to (and does not elect to) maintain in force after such Residence Closing Date. To the extent assignable and transferable by Seller to Purchaser without the consent or approval of any other party (or if such consent or approval has been obtained), at each Residence Closing, Seller shall assign, and Purchaser shall assume, all Service Contracts relating exclusively to the operation of such Construction Residence entered into in the ordinary course of business (unless on terms materially inconsistent with industry standards) and any contract which may be terminated upon thirty (30) days (or less) notice.

         I. Closing Statement. At each Residence Closing, Seller and Purchaser shall execute and deliver a Closing Statement which shall, among other items, set forth the applicable Residence Purchase Price, all credits against such Residence Purchase Price, the amounts of all prorations and other adjustments to such Residence Purchase Price and all disbursements made at such Residence Closing and which shall recite that the provisions of this Agreement shall survive such Residence Closing in the manner expressly set forth herein.

         J. Reaffirmation of Representations and Warranties. Subject to Seller's right to update information under Section 12C and furnish Schedules after the date hereof pursuant to Section 21 of this Agreement, at each Residence Closing, both Seller and Purchaser shall reaffirm in writing that all representations and warranties (as so updated and qualified) made by each of them, respectively, are true, correct and complete as of such Residence Closing Date as to all matters relating to such Construction Residence or such party's good standing, authorization, lack of bankruptcy or other matters related to such party.

         K. Other Conveyances and Instruments. At each Residence Closing, Seller shall also execute and deliver to Purchaser a conveyance or assignment of any portion of the Construction Residence sold hereunder for which the conveyance or assignment is not otherwise provided in this Section 8, and Purchaser shall assume any other of Seller's obligations which it is required to assume hereunder, subject to the limitations set forth herein.

9.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

         Seller represents, warrants and covenants to and with Purchaser that, as to each Seller entity, as applicable, and as to each Construction Residence:

         A. Title to Personal Property; Condition of Personal Property. The Seller entity identified on Schedule I for each Construction Residence is the owner of good, marketable and fee simple title to the Personal Property for such Construction Residence free and clear of all encumbrances except for liens and encumbrances which will be paid by Seller at the applicable Residence Closing (provided, however, no representation or warranty is made hereunder with respect to title to the Real Property or any portion thereof). There are no material defects in the order, repair, condition or sufficiency of the Personal Property on the applicable Residence Closing Date.

         B. Residency Agreements and Leases:

                        (i) Title. The Seller entities to be identified on
         Schedule 1-C for each Construction Residence are the lessors or landlords under the Leases and the Seller entities to be identified on
         Schedule 1-B for each Construction Residence are the owners and holders of the Residency Agreements for such Construction Residences free and clear of all encumbrances and each is entitled to receive the rents, issues or profits from the Leases, the Residency Agreements and from the Construction Residences. Without limiting the foregoing, the Leases and the Residency Agreements are free and clear of any and all liens, security interests and encumbrances except such liens, security interests and encumbrances that secure indebtedness that shall be paid in full by Seller at each Residence Closing and Seller has made no assignment of any of the rights of Seller under any of the Leases, the Residency Agreements or with respect to any of said rents, issues or profits except as shall be so released at each Residence Closing.

                       (ii) Validity; No Defaults. The Leases and the Residency Agreements are valid and enforceable and in full force and effect and there are no material defaults under or with respect to the Leases or the Residency Agreements on the part of Seller, and to Seller's knowledge there are no material defaults on the part of any other party to the Leases or the Residency Agreements and no conditions or facts which, with the passage of time or giving of notice or both would constitute such a default on the part of Seller or to Seller's knowledge any such other party to any Lease or Residency Agreement, other than any past due or delinquent rental payable under the Leases and the Residency Agreements with respect to any Construction Residence as will be more particularly set forth on Schedules 1-B and 1-C to be delivered by Seller to Purchaser pursuant to Section 21 hereof.

                      (iii) Rent. Except as will be specifically set forth on Schedules 1-B and 1-C, no more than one month's rents under the Leases and the Residency Agreements have been paid in advance, and no rents reserved in the Leases or the Residency Agreements have been assigned and no rents for any period subsequent to the date of this Agreement have been anticipated or collected in advance of the time when the same becomes due under the terms of the Leases and the Residency Agreements. With respect to each Construction Residence, the aggregate amount of all past due Rent under all of the Residency Agreements as of the date of this Agreement (or most recent date for which such information is available, as indicated on such Schedule) does not exceed the amounts set forth in Schedule 9-A.

                       (iv) Copies; No Other Agreements. All copies of the Leases, the Residency Agreements, the Rent Roll and the Lease Summary which have been or will be furnished by Seller to Purchaser are true, correct and complete copies thereof. None of the Leases or the Residency Agreements have been modified, amended or extended and there are no other understandings, concessions, promises or agreements, written or oral, between the parties thereto.

                        (v) Rent Roll. The Rent Roll to be set forth on Schedule 1-B and the Summary of Leases to be attached hereto as Schedule 1-C will be in all material respects accurate, complete and not misleading.

                       (vi) Scope of Leases. The Leases relate to the use of a small portion of each Construction Residence and are intended solely to facilitate the delivery of services for the convenience of Residents, such as a beauty salon, pharmacy or other similar service and, if such Leases relate to services being provided by any affiliate of Seller, Purchaser shall have the right to cause Seller to terminate such Leases as of the Residence Closing Date for the Construction Residence affected thereby. No Lease is a ground lease or other lease encumbering or affecting all or a substantial portion of any Construction Residence.

         C. Title to Improvements; Condition of Improvements. Seller is the owner of good and marketable fee simple title to the Improvements free and clear of all encumbrances except for the Permitted Title Exceptions and except for liens and encumbrances that will be paid by Seller at the Residence Closing (provided, however, no representation or warranty is made hereunder with respect to title to the Real Property or any portion thereof). On the applicable

Residence Closing Date, there will be no material defects known to Seller in the order, repair or condition of the Improvements.

         D. No Other Leases/Occupancies. There are no leases or other agreements relating to use or occupancy of the Construction Residence, except for the Residency Agreements and the Leases. No party other than the Residents or Tenants have any right to occupancy of any portion of the Construction Residence. No party other than the Residents or Tenants are actually occupying any portion of the Construction Residence.

         E. Other Contracts. As of the applicable Residence Closing Date, there will be no management, real estate, leasing, rental commission, service, maintenance, employment, union or other contracts of any kind or description in existence relating to the applicable Construction Residence, except for the Permitted Title Exceptions, the Residency Agreements, the Leases, the Service Contracts to be assumed by Purchaser pursuant to Section 8.I hereof and, with respect to the Incomplete Residences (as hereinafter defined), the contracts to be assigned to Purchaser pursuant to Section 22 hereof. Seller will, prior to the applicable Residence Closing Date, terminate any and all other such contracts applicable thereto.

         F. Service Contracts. The Service Contracts to be assumed by Purchaser pursuant to Section 8.I hereof are valid and enforceable and in full force and effect. There are no material defaults under or with respect to the Service Contracts on the part of Seller, and to Seller's knowledge there are no material defaults on the part of any other party to any Service Contract and no conditions or facts which, with the passage of time or the giving of notice, or both, would constitute such a default on the part of Seller or to Seller's knowledge any such other party to any Service Contract. All copies of the Service Contracts which have been or will be furnished by Seller to Purchaser are true, correct and complete copies thereof (except for immaterial omissions) and such Service Contracts have not been modified, amended or extended and there are no other material understandings, concessions, promises or agreements, written or oral, between the parties thereto.

         G. Intentionally Deleted.

         H. Accuracy and Completeness of Other Seller Documents and Records. Seller will provide Purchaser with access to the Files after the date of this Agreement.

         I. Litigation and Other Proceedings. Except as set forth on Schedule 9-B to be delivered by Seller to Purchaser pursuant to the provisions of Section 21 hereof, there are no judgments, consent decrees, injunctions, litigation, claims or proceedings (i) relating solely to Seller and not to any of the Construction Residences and (ii) which, if adversely determined with respect to Seller, would have a material adverse effect on HCR Manor Care's ability to perform its obligations hereunder. In addition and not in limitation of the foregoing, except as set forth on Schedule 9-B to be delivered by Seller to Purchaser pursuant to the provisions of Section 21 hereof, there are no judgments unsatisfied against Seller or any Construction Residence or consent decrees or injunctions to which Seller or any Construction Residence is subject, and there is no litigation, claim or proceeding pending or to Seller's knowledge threatened against or relating to Seller or Seller's ownership, operation of or title to any Construction Residence, nor does Seller know of any governmental investigation relative to Seller or any Construction Residence except as set forth on Schedule 9-B to be delivered by Seller to Purchaser pursuant to the provisions of Section 21 hereof. Seller is not in the hands of a receiver nor has Seller committed an act of bankruptcy nor has an order for relief been entered with respect to Seller.

         J. Compliance of Property With Zoning and Other Laws. Seller has not received any notification from any governmental or public authority that any Construction Residence currently violates any existing fire, health, building, handicapped persons, environmental, sanitation, use and occupancy or zoning laws or that any work is required to be done upon or in connection with any Construction Residence or that any modifications or alterations now or in the future will need to be made to obtain the licensure category of any Construction Residence as set forth on Schedule I (except for work necessary to complete such Construction Residence). Except as disclosed on Schedule 9-C to be delivered by Seller to Purchaser pursuant to the provisions of Section 21 hereof, no notice or warning from any governmental authority with respect to any failure or alleged failure of Seller to comply with any law, regulation or order has been received by Seller.

         K. Environmental Matters. Except with respect to use, storage and disposal in the ordinary course of business that complied in all material respects with all applicable Environmental Laws, Seller has not used, nor authorized, nor knowingly allowed the use of any Construction Residence, and to Seller's knowledge no Construction Residence has been used, for the generating, handling, treatment, storage, disposal or release of any hazardous substance, hazardous waste, petroleum or petroleum products, asbestos, lead-based paint, contaminant, pollutant or other words of similar import (hereinafter collectively referred to as "Hazardous Substances") referred to or defined as such under any applicable local, state or federal law or regulation regulating the discharge of solid, liquid or gaseous waste into the environment or the placement of structures or materials into any waters (surface or subsurface) or otherwise regulating or appertaining to matters affecting the environment (hereinafter collectively referred to as "Environmental Laws"). Seller has not used, nor authorized, nor knowingly allowed the use of any Construction Residence, and to Seller's knowledge no Construction Residence has been used, in any manner other than in full compliance with all Environmental Laws.
In furtherance of and not in limitation of the foregoing:

                        (i) Seller has received no notice and there are no claims, actions, suits, proceedings or investigations known to Seller, pending or threatened, related to Hazardous Substances with respect to the ownership, use, condition, or operation of any of the Construction Residences, in any court or before or by any federal, state or other governmental or quasi-governmental agency or authority or private arbitration tribunal (hereinafter collectively referred to as "Environmental Litigation").

                       (ii) To Seller's knowledge, Seller has complied with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Substances at or from all Construction Residences, and Seller has made no such reports.

         L. No Options or Other Interests. No Resident, Tenant or any other person or entity has any deed, option or other evidence of any right or interest in or to any Construction Residence except for each Tenant's and each Resident's rights to possession as set forth in and as evidenced by such Tenant's Lease or such Resident's Residency Agreement.

         M. Assessments, Fees and Liens. No assessments for public improvements have been made against any Construction Residence which are due and payable and which will remain unpaid at the Residence Closing. As of each Residence Closing Date there will be no outstanding bills, invoices, charges, fees or expenses owing, accrued or incurred with respect to the applicable Construction Residence or by or on behalf of Seller which have not been paid in full on or prior to the Residence Closing Date, except such items (i) as shall be incurred in the ordinary course of business, (ii) for which Seller shall be obligated to pay all amounts owed following the Residence Closing Date and (iii) which are not Monetary Encumbrances. At the Residence Closing there will be no Monetary Encumbrances and no mechanics', materialmen's or laborers' liens against the applicable Construction Residence (either filed or inchoate), no claims for labor, services, profit or material furnished for constructing, repairing or improving such Construction Residence which remain unpaid, and no other chattel liens, conditional sales contracts or security interests against such Construction Residence, other than those items as shall be paid by Seller and released at such Residence Closing.

         N. Pending Assessments and Condemnation Proceedings. Seller has received no notice of, and there is no pending or threatened special assessment or condemnation or eminent domain proceedings which would affect any Construction Residence, or any part thereof or access thereto.

         O. Disclosure. No statement, warranty or representation by Seller contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made in light of the circumstances under which such statements are made not misleading.

         P. Authority. Each Seller entity is duly formed, validly existing and in good standing under the laws of the state of its incorporation or organization, and each has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Each Seller entity has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by such Seller entity (i) has been duly and validly authorized by all necessary action on the part of such Seller entity, (ii) does not conflict with or result in a violation of such Seller entity's articles of incorporation, bylaws, partnership agreement, operating agreement or other governing instruments, or any judgment, order or decree of any court or arbiter in any proceeding to which such Seller entity is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which such Seller entity is bound or to which it is a party. This Agreement is the valid and legally binding obligation of each Seller entity enforceable in accordance with its terms.

         Q. Licensure and Regulatory Matters. Except with respect to Incomplete Residences sold pursuant to Section 22.B, on the applicable Residence Closing Date, each Construction

Residence will be in such physical condition as to enable such Construction Residence to be licensed by all appropriate federal, state and local governmental agencies to operate and perform the services rendered therein as an assisted living or dementia care residence offering the service levels and with the number of units set forth on Schedule I hereof. As of the date of this Agreement and on the applicable Residence Closing Date, all licenses, approvals, accreditations or certificates necessary to enable Seller to complete construction of the Construction Residence, including, without limitation, the Permits, are or will be in full force and effect and in good standing and there is no action pending, or to Seller's knowledge threatened or recommended by the appropriate state, federal or local agency having jurisdiction to revoke, withdraw or suspend any license, approval, accreditation or certificate nor has Seller received any warning or notice of any violation of any applicable law with respect to the construction of the Construction Residence. Seller has delivered or will within thirty (30) days after the date of this Agreement deliver to Purchaser true, correct and complete copies of the Permits relating to construction the Construction Residence (including without limitation the grading and building permits).

         R. Reports. Seller to Seller's knowledge has filed all material reports, disclosures and other information as is required under the laws or regulations of any federal, state or local governmental organization or agency.

         S. Employees; Unions. Schedule 9-D, which Seller shall provide to Purchaser in accordance with the provisions of Section 21 hereof, is a true, correct and complete list of the payroll report for all Employees employed at each Construction Residence, which payroll report identifies each Employee, their hire date, such Employee's rate of pay and any bonuses or other incentives promised or contemplated with respect to such Employee. Except to the extent set forth in such reports, there are no other employees or others entitled to compensation or a salary at the Construction Residence. Seller is not a party to any collective bargaining agreements, contracts of employment, profit sharing, bonus, deferred compensation, stock option, severance pay or pension or retirement plans with respect to any of its Employees at the Construction Residence and is not a party to or aware of any labor dispute or grievance with respect to the Property except as shall be summarized on Schedule 9-D. None of the Employees at the Construction Residences is employed pursuant to a written employment agreement.

         From and after the date of this Agreement, Seller will not take any action, or fail to take any action or consent to or affirmatively permit any third party to take or fail to take any action, which would reasonably be expected to result in an inaccuracy or a breach of any warranty, representation or covenant contained in this Section 9 or which would impair or impede Seller's ability to reaffirm such representations, warranties and covenants as true, correct and complete as of the Residence Closing Date.

10. PURCHASER'S REPRESENTATIONS AND WARRANTIES.

         Purchaser, as of the date of the execution of this Agreement by Purchaser, represents and warrants to Seller as follows:

         A. Organization, Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Purchaser has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Purchaser (i) has been duly and validly authorized by all necessary action on the part of Purchaser, (ii) does not conflict with or result in a violation of Purchaser's Restated Articles of Incorporation or Restated Bylaws, each as amended, or any judgment, order or decree of any court or arbiter in any proceeding to which Purchaser is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Purchaser is bound or to which it is a party. This Agreement is the valid and legally binding obligation of Purchaser enforceable in accordance with its terms.

         B. No Bankruptcy. Purchaser is not in the hands of a receiver nor has it committed an act of bankruptcy nor has an order for relief been entered with respect to Purchaser.

11.      PRE-CLOSING COVENANTS.

         Purchaser and Seller covenant and agree that between the date hereof and the last to occur of the Residence Closing Dates:

         A. Inspection of Property. Seller shall allow Purchaser and its agents to inspect all Construction Residences and the construction progress thereof and any part thereof and all books, records and accounts located at the Construction Residences, or relating solely to the Construction Residences and located elsewhere or any of Seller's operations thereon, at such times and from time to time as Purchaser may reasonably request and as shall be reasonably acceptable to Seller. Seller shall provide Purchaser with periodic reports as to the status of the construction of the Construction Residence and any anticipated delays.

         B. Compliance with Laws, Leases, Contracts. Seller shall comply in all material respects with all laws, ordinances, regulations and orders relating to the construction and ownership all Construction Residences and the Permits and with all the terms, conditions and provisions of the Residency Agreements and the Leases, and with the requirements of all liens and encumbrances, agreements and other contractual arrangements to which any Construction Residence or Seller is subject and make all payments required to be paid thereunder.

         C. Standard of Construction. Seller shall comply with the requirements of Sections 22 and 23 with respect to the construction of the Construction Residences.

         D. New Leases and Modifications to Existing Leases; Residency Agreements. After the date of this Agreement (and except as may be reflected on the applicable Rent Roll), Seller shall not enter into any new Leases except in the ordinary course of business and that otherwise will not prevent Seller from giving the representation and warranty set forth in Section 9.B.(vi) or cancel, modify, extend or renew any existing Lease, nor waive any default under or accept any surrender of any Lease, nor accept any prepayment of rent thereunder without in each case the prior written consent of Purchaser, which consent will not be unreasonably withheld or delayed. Seller may enter into new Residency Agreements in the ordinary course of business and may extend or renew any existing Residency Agreement provided same are on economic terms acceptable to Purchaser. Seller shall update the applicable Rent Roll immediately prior to each Residence Closing and shall certify same as true, correct and complete as of the applicable Residence Closing Date.

         E. New Service Contracts and Modifications to Existing Service Contracts. After the date of this Agreement, and except in the ordinary course of business consistent with Seller's prior conduct of business at residences comparable to the Construction Residences, Seller shall not enter into any new Service Contracts which cannot be terminated, without penalty, prior to the applicable Residence Closing Date, and Seller shall promptly notify Purchaser if any Service Contracts are entered into and shall provide copies of same with such notification. In addition, and except in the ordinary course of business consistent with Seller's prior conduct of business at residences comparable to the Construction Residences, Seller shall not cancel, modify, extend or renew any Service Contract, nor waive any default under or accept any surrender of any Service Contract, without in each case the prior written consent of Purchaser, which consent will not be unreasonably withheld or delayed. Seller shall update the List and Summary of Service Contracts attached hereto as Schedule 1-F prior to the applicable Residence Closing and shall certify same as true, correct and complete at such Residence Closing.

         F. Notice of Revision of Representations Due to Discovery of New Facts. Seller shall notify Purchaser as promptly as is reasonably practicable but in any event prior to the Residence Closing Date if Seller becomes aware of any fact, transaction, event or occurrence which could make any of the warranties, representations and covenants of Seller under this Agreement not true with the same force and effect as if made on or as of the date hereof.

         G. Personal Property Inventory. Seller shall not remove any of the Personal Property from any Construction Residence nor use any of the Personal Property except such use thereof as is normal and customary in the operation and maintenance of the Property. Seller covenants that, except with respect to Incomplete Residences on the applicable Residence Closing Date all Personal Property shall be present at the Construction Facility consistent with past practices of Seller with respect to comparable facilities, ready to open for operations and at customary levels of reserves and all Personal Property will be available and conveyed to Purchaser on the applicable Residence Closing Date. Seller shall update the Personal Property Inventory attached hereto as Schedule 1-E(ii) immediately prior to the Residence Closing and shall certify same as true, correct and complete at such Residence Closing.

         H. Transfer of Permits. Purchaser shall be responsible for preparation of all applications and notices and payment of all fees to enable all Permits to be transferred to or issued in the name of Purchaser and, in connection therewith Seller shall execute all applications and instruments reasonably required in connection with the transfer of all Permits, to the extent transferable, in order to transfer the benefits of each such Permit to Purchaser and, if requested by Purchaser, Seller shall otherwise cooperate with Purchaser's efforts to have all permits, licenses and certificates of occupancy or equivalent governmental instruments required for the operation of the Construction Residence issued to and in the name of Purchaser on or prior to the applicable Residence Closing Date, at no cost to Seller. Seller shall use its best efforts to preserve in force all existing Permits and to renew all those expiring prior to the applicable Residence Closing Date on terms acceptable to Purchaser. If any such Permit shall be suspended or revoked, Seller shall promptly notify Purchaser and shall diligently take all measures reasonably necessary to cause the reinstatement of such Permit without any additional limitation or condition and shall cause such Permit to be reinstated. Seller shall not seek or allow any amendment to any Permit which would alter the existing uses of the Construction Residence or any part thereof. Purchaser shall be responsible for obtaining licensure of the Construction Residences to operate as the respective types of facilities set forth on
Schedule 1, provided that this sentence shall not be deemed to limit Seller's obligations with respect to the physical plant as set forth in Section 22.

         I. Compliance of Improvements and Real Property. Seller shall cooperate with Purchaser (at no cost to Seller) in Purchaser's efforts to obtain satisfactory evidence that each of the Construction Residences and the use and operation thereof meet and comply with all deed restrictions, restrictive covenants, building, zoning and environmental laws and any other covenants, restrictions or regulations, if any, affecting the Real Property (collectively, the "Land Use Requirements"). Such evidence shall include but shall not be limited to obtaining copies of certificates of completion or occupancy and letters or other evidence from the agencies administering compliance with Land Use Requirements indicating that all of the Improvements, as constructed and operated, fully comply with said requirements. In addition, said items shall be directed to Purchaser specifically with knowledge on the part of the party issuing same that Purchaser will be relying upon the same and said items shall be submitted to Purchaser as soon as it is reasonably possible to do so.

         J. Existing Employees. Seller's and Purchaser's obligations with respect to persons engaged to perform pre-opening activities will be governed by
Section 23 hereof. The parties hereto hereby agree that the provisions of this
Section 11(J) and Section 23 are for the sole and exclusive benefit of the parties hereof, and, accordingly, no third party (including Employees) shall be entitled to rely upon or enforce any of the agreements set forth herein.

         K. Notices and Consents. Each of Purchaser and Seller will (and will cause any of its affiliates to) give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of governments and governmental agencies required in connection with consummating the sale of the Construction Residences pursuant hereto; provided, that with respect to Permits, Section 11.H shall govern. Without limiting the generality of the foregoing, each of the parties hereto will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), will use commercially reasonable efforts to obtain an early termination of any applicable waiting period and will make any further filings pursuant thereto that may be necessary or advisable in connection therewith.

12.      PURCHASER'S INSPECTION OF PROPERTY.

         A. Access. Purchaser shall, at all reasonable times as reasonably scheduled with Seller prior to the applicable Residence Closing Date, have the privilege of visiting and inspecting each Construction Residence with its agents, representatives and contractually retained independent contractors as needed to inspect, examine, test, appraise and survey such Construction Residence, including, but not limited to, investigations of the zoning status and physical status thereof and verification of all information made or to be made available to Purchaser with respect to such Construction Residence. In addition, Purchaser shall have the right to obtain such letters, certificates or statements from appropriate governmental officials or other experts concerning zoning and other matters related to the Construction Residences. This privilege shall include the right to make surveys, examinations, appraisals and other tests to obtain any relevant information necessary to determine subsurface and topographic conditions, including, but not limited to, Hazardous Substances studies, soil tests, asbestos analysis and structural review, all of which tests, studies and reviews shall be performed at Purchaser's sole cost and expense and which shall not materially interfere with the operation of the Construction Residences by Seller. In addition, Purchaser shall have the right to inspect all other matters required to be delivered by Seller to Purchaser hereunder. In consideration of Purchaser's right to inspect the Construction Residences as described in this Section 12.A, Purchaser shall, and does hereby agree to, indemnify, defend and hold Seller and Seller's employees, agents and residents harmless from any losses, costs or expenses arising out of the exercise of such privileges by Purchaser (including any rights or claims of materialmen or mechanics to liens on the Construction Residences, but excepting acts resulting from the negligence or willful conduct of Seller or Seller's agents, principals, employees, representatives, affiliates or others whose presence is suffered or permitted by Seller), which indemnity, defense and hold harmless agreement shall survive any termination of this Agreement. Purchaser shall repair any damage to the Construction Residences resulting from Purchaser's inspection of the Construction Residences and shall maintain (or cause its contractors to maintain) adequate liability insurance and shall provide evidence of same to Seller.

         B. Termination Election. In the event that any of Purchaser's inspections, examinations, tests or surveys of any Construction Residence reveal any condition or fact (or raises substantial uncertainty with respect to the existence of any such condition or fact) with respect to (i) compliance of the Construction Residence with all Land Use Requirements materially necessary for the current and future operation of the Construction Residence or which will substantially impede future financing of any Construction Residence or (ii) a Recognized Environmental Condition (as hereinafter defined), then provided that Purchaser shall give notice thereof (together with a copy of any report or reports related thereto) within forty-five (45) days after the date of this Agreement (the "Review Period"), Purchaser may, in its sole and absolute discretion, have the right to elect to terminate this Agreement with respect to such Construction Residence, whereupon the provisions of Section 14 hereof shall be applicable with respect to such Construction Residence. Failure of Purchaser to give notice of a termination election pursuant to this Section 12.B prior to the expiration of the Review Period shall constitute a waiver of Purchaser's right to terminate this Agreement pursuant to this Section 12.B unless Purchaser has conducted customary inspections and examinations during such Review Period which did not reveal such condition or fact, and Purchaser first becomes aware of any such condition or fact after expiration of such Review Period. As used herein, a "Recognized Environmental Condition" is defined as the presence or likely presence of any Hazardous Substances on, in, under or adjacent to an Construction Residence under conditions that indicate an existing release, a past release or a material threat of a release of any Hazardous Substance on the Construction Property or into the ground, groundwater or surface water of the Construction

Property or properties adjacent thereto. The term includes Hazardous Substances even under conditions in compliance with Environmental Laws. The term is not intended to include de minimus conditions that do not present a material risk of harm to public health or the environment and that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

         C. Right to Update Information, including Representations and Warranties. Seller shall have the right at any time during the term of this Agreement to update any information previously provided by Seller to Purchaser, including without limitation the Schedules to this Agreement and any information necessary to qualify any representation or warranty set forth in Section 9 (through the addition of new Schedules) which Seller determines is incorrect other than as a result of Seller's breach of its obligations hereunder (in which event Section 18.B shall apply). If Seller provides Purchaser with an updated Schedule or other updated information at any time on or before the applicable Residence Closing and such update is not a result of Seller's breach hereunder, then Purchaser shall have ten (10) days in which to elect to terminate this Agreement with respect to the applicable Construction Residence by delivering notice to Seller within ten (10) days after receipt by Purchaser of such update, whereupon the provisions of Section 14 shall be operative with respect to such Construction Residence; provided, however, that Schedules originally delivered pursuant to Section 21 hereof shall not be deemed "updated schedules" with respect to this sentence. Failure of Purchaser to elect to terminate this Agreement with respect to an Construction Residence by timely notice to Seller shall be deemed a waiver of Purchaser's right to elect to terminate as a result of such update but shall not limit or impair Purchaser's right to thereafter elect to terminate in the event of any subsequent update. The applicable Residence Closing Date shall be extended, if necessary, to permit ten (10) days for Purchaser to make Purchaser's election as set forth above.

13. CONDITIONS TO EACH RESIDENCE CLOSING.

         A. Conditions to Each Parties' Obligation to Close. The respective obligations of each party hereto to affect any Residence Closing shall be subject to the fulfillment at or prior to the applicable Residence Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (i) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of any of the transactions contemplated hereby and without the impositions of any conditions.

                  (ii) Licensing Arrangement. Prior to or simultaneously with the first Residence Closing, HCR Manor Care, Purchaser and their respective affiliates intended to be parties thereto shall have entered into definitive license agreements with respect the licensing arrangement contemplated by that certain Letter of Intent related thereto dated as of the date of this Agreement by and between Seller and Purchaser.

         B. Conditions to Purchaser's Obligation to Close. The obligation of Purchaser to purchase each Construction Residence hereunder is subject to the following additional conditions, any or all of which may be waived by Purchaser to the extent permitted by applicable law:

                  (i) Accuracy of Representations (and the facts recited therein); No Default by Seller. All the warranties, representations and covenants of Seller contained in this Agreement with respect to such Construction Residence or the Seller entities owning such Construction Residence (as qualified by any Schedules delivered pursuant to Sections 12.C or 21) shall be true in all respects on the applicable Residence Closing Date with the same effect as if they had been made on such Residence Closing Date and shall be reaffirmed by Seller in writing at the Residence Closing, and Seller shall have performed all covenants and obligations to have been performed and satisfied by Seller with respect to such Construction Residence prior to the Residence Closing Date; provided, however, that with respect to any breach of a representation, warranty or covenant by Seller with respect an Construction Residence or the Seller entities which own such Construction Residence which do not (i) interfere with or impair such Seller entities' right and ability to fully perform its obligations hereunder with respect to such Construction Residence or (ii) materially and adversely affect the fair market value of such Construction Residence (any such breach referred to herein as a "Minor Breach"), Purchaser's sole remedy shall be an action for damages pursuant to Section 18 hereof and the existence of any such Minor Breach shall not excuse Purchaser's obligation to purchase such Construction Residence hereunder.

                  (ii) Completed Construction. Such Construction Residence shall comply with the definition of a Completed Residence (as defined in Section 22), except in the case of up to three (3) Incomplete Residences.

                  (iii) Termination Election. Purchaser shall not have given notice to Seller of it election to terminate this Agreement with respect to such Construction Residence pursuant to Sections 5.A., 12.B., 12.C., 16.A, 16.B, Seller shall not have given notice to Purchaser pursuant to Section 14.C and neither party shall have given notice of termination pursuant to Sections 18, 20, 21, 22, 23 or 24 hereof.

14.      SELLER'S OPTIONS UPON FAILURE OF PURCHASER CLOSING CONDITION.

         In the event that any condition to Purchaser's obligation to purchase any Construction Residence to Section 13.B. hereunder shall not have been satisfied or waived by Purchaser as of the applicable Residence Closing Date (such condition, a "Failed Condition"), Seller may, by written notice given to Purchaser prior to or within three (3) business days following the date that such Residence Closing would have occurred, elect one of the following alternatives:

         A. Deferral of Residence Closing Date. Seller may defer the Residence Closing Date with respect to such Construction Residence for a period of up to 30 days after the original Residence Closing Date in order to seek to satisfy any such Failed Condition.

         B. Indemnification and Cure. Seller may agree to indemnify Purchaser with respect to all liability or exposure arising as a result of such Failed Condition pursuant to an indemnification agreement in form and substance satisfactory to Purchaser, such approval not to be unreasonably withheld, whereupon Purchaser shall be obligated to proceed with the purchase of such Construction Residence provided that pursuant to such indemnification agreement Seller agrees to repurchase the Construction Residence from Purchaser for a purchase price equal to the purchase price paid by Purchaser to Seller hereunder, together with interest thereon at the per annum rate of 9% from the date of such Residence Closing to the date of such repurchase, in the event that the Failed Condition shall not have been cured or satisfied by Seller within 90 days of the original Residence Closing Date.

         C. Withdrawal of Residence. With respect to no more than three (3) of the Construction Residences in the aggregate, Seller may elect to withdraw and remove such Construction Residence from the terms of this Agreement whereupon Purchaser shall have no further obligation hereunder to purchase such Construction Residence.

         D. Withdrawal and Substitution. Seller shall be entitled to withdraw such Construction Residences from the terms of this Agreement provided that Seller offers to Purchaser in replacement thereof one (1) or more assisted living or dementia care residences owned by Seller having a comparable economic value. If Purchaser is willing to agree to such substitution and Purchaser and Seller agree upon an appropriate purchase price for such substituted residences, the parties shall execute an amendment to this Agreement adding such substituted residence as an a Construction Residence at the agreed upon price.

15.      NOTICES.

         All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Purchaser under this Agreement shall be properly given if made in writing and sent by (a) hand delivery, or (b) certified mail, return receipt requested, or (c) nationally recognized overnight delivery service for next business day delivery (such as Express Mail, Federal Express or Airborne Express), or (d) facsimile or telecopier, provided a confirming copy thereof is thereafter also sent via the methods described in
(a)-(c), above, with all postage and delivery charges paid by the sender and addressed to Purchaser or Seller, as applicable, as follows. Such notices delivered (a) by hand shall be deemed received upon actual delivery, (b) by overnight delivery service shall be deemed received on the business day following the date of deposit with such overnight service, (c) by mail shall be deemed received upon the earlier of actual receipt or two (2) business days after mailing, and (d) by facsimile or telecopier shall be deemed received upon the date the sender receives verbal or electronic confirmation of such transmission, without regard to when the confirming copy is sent or delivered. Said notice addresses are as follows:

IF TO SELLER:

HCR Manor Care, Inc.
One SeaGate, 23rd Floor
Toledo, Ohio  43604-2616
Attn:  R. Jeffrey Bixler, Esq.
Telecopier:  (419) 252-5599

Telephone:  (419) 252-5770

with a copy to:

Reed Smith Shaw & McClay LLP
1301 K St., N.W.
East Tower, Suite 1100
Washington, DC  20005
Attn:  Robert J. Hill
Telecopier:  (202) 414-9299
Telephone:  (202) 414-9402

IF TO PURCHASER:

Alternative Living Services, Inc.
450 N. Sunnyslope Road, Suite 300
Brookfield, Wisconsin 53005
Attn: Mr. William F. Lasky
Telecopier:  (414) 789-9565
Telephone:   (414) 789-9592

with a copy to:

Rogers & Hardin LLP
2700 International Tower
Peachtree Center
229 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  Alan C. Leet, Esq.
Telecopier:  (404) 525-2224
Telephone:   (404) 420-4616

Either party may change its address for notices hereunder upon not less than five (5) days notice to the other, and either party's counsel may give notice on behalf of their respective clients. Inability to give notices due to incorrect address or due to failure of a party to give notice of a change of address, refusal to accept notices, and inability to transmit notices due to mechanical or other difficulties on the recipient's end (including without limitation a malfunctioning facsimile machine) shall be deemed to be effective notice hereunder.

16.      CASUALTY AND CONDEMNATION.

         A. Casualty. In the event that prior to the applicable Residence Closing Date any of the Improvements of the applicable Construction Residence are damaged or destroyed by fire or other casualty to any extent (other than such minor damage as may be fully repaired by Seller prior to the Residence Closing Date), then Seller shall give Purchaser immediate notice thereof and Purchaser shall have the right to elect not to purchase such Construction Residence so damaged or destroyed (a "Section 16.A. Election") by written notice to Seller within ten (10) days after Purchaser receives notice of such fire or other casualty, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder with respect to such Construction Residence except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. In the event that Purchaser does not make a Section 16.A. Election with respect to an Construction Residence, Purchaser shall be obligated to close the purchase and sale contemplated by this Agreement as scheduled without adjustment of the applicable Residence Purchase Price and Seller shall assign to Purchaser at such Residence Closing all insurance proceeds payable under Seller's insurance policies on account of such damage or destruction or pay to Purchaser all such insurance proceeds previously paid, and pay to Purchaser at such Residence Closing an amount equal to the amount which the insurer is entitled pursuant to the terms of the applicable insurance policy to deduct from the proceeds otherwise payable to Seller on account of such casualty loss, and Seller shall not be obligated to repair or restore the Property. The applicable Residence Closing Date shall be extended, if necessary, to permit ten (10) days for Purchaser to make Purchaser's election as set forth above.

         B. Condemnation. In the event that prior to any Residence Closing Date there shall be instituted against any portion of the applicable Construction Residence any proceeding in condemnation, eminent domain or any written request for a conveyance in lieu thereof, or limiting or restricting access thereto or should Seller receive notice that such proceedings are threatened or have been commenced against such Construction Residence (hereinafter collectively referred to as "Condemnation Proceedings"), then Seller shall give Purchaser immediate notice thereof and Purchaser shall have the right to elect not to purchase such Construction Residence (a "Section 16.B. Election") by written notice to Seller within ten (10) days after Purchaser receives notice of such Condemnation Proceedings, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder with respect to such Construction Residence except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. In the event that Purchaser shall not make a Section 16.B. Election with respect to an Construction Residence, Purchaser shall be obligated to close the purchase and sale contemplated hereby less the portion of such Construction Residence so taken or subject to said Condemnation Proceedings without adjustment of the applicable Residence Purchase Price and Seller shall assign or pay to Purchaser at the applicable Residence Closing all of Seller's right, title and interest in any award payable on account of such Condemnation Proceedings or pay to Purchaser all such awards previously paid and Seller shall have no obligation to repair or restore such Construction Residence not so taken by said Condemnation Proceedings. The Closing Date shall be extended, if necessary, to permit ten
(10) days for Purchaser to make Purchaser's election as set forth above.

17.      BROKERS.

         Except with respect to any fees payable by Seller to Merrill Lynch or any fees payable by Purchaser to Schroeders, each party hereto represents and warrants to the other that it has not employed any broker, finder or other person or entity who might, by reason thereof, have any claim for payment of any brokerage commission, finder's fee or other similar compensation from any other party hereto. Seller and Purchaser further represent and warrant that they each shall be responsible for payment of any broker or finder employed (expressly or impliedly) by them, respectively. Seller and Purchaser shall and do hereby indemnify and defend the other against and hold the other harmless of and from all claims, demands and liabilities for any breach of the foregoing representations and warranties, including without limitation, for any commission, fee or other compensation payable to or claimed by any broker or finder employed (express or implied) by it or with whom it made an agreement (express or implied) to pay a broker's commission, a finder's fee or other compensation.

18.      DEFAULT.

         A. In the event that Purchaser defaults in the observance or performance of its covenants and obligations hereunder after written notice by Seller to Purchaser of such default and Purchaser's failure to cure such default within ten (10) days after receipt of such notice, Seller shall be entitled to terminate this Agreement by written notice to Purchaser of such termination and shall also be entitled, as its sole and exclusive remedy hereunder to payment by Purchaser to Seller of the Applicable Liquidated Damage Amount as defined and set forth on Schedule 18 hereof as full liquidated damages for such default of Purchaser. The parties hereby acknowledge the difficulty of ascertaining the actual damages in the event of such a default, that it is impossible more precisely to estimate the damages to be suffered by Seller upon Purchaser's default and that the aforesaid payments are intended not as a penalty, but as full liquidated damages and that such amounts constitutes a good faith estimate of the potential damages arising therefrom. Seller's right to so terminate this Agreement and to retain the aforesaid payment as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives, relinquishes, releases and covenants not to pursue any and all other rights and remedies, including, but not limited to (i) any right to sue Purchaser for specific performance of this Agreement, (ii) any right to sue Purchaser for damages or to prove that Seller's actual damages exceed the amounts agreed upon herein as full liquidated damages, and (iii) any other right or remedy which Seller may otherwise have against Purchaser, either hereunder, at law, in equity or otherwise.

         B. In the event that Seller defaults in the observance or performance of its covenants and obligations hereunder after written notice by Purchaser to Seller of such default and Seller's failure to cure such default within ten (10) days after receipt of such notice, Purchaser shall be entitled: (i) in the case of any default other than a Minor Breach, to pursue any or all rights or remedies as may be provided hereunder and at law, in equity or otherwise, including, without limitation, the right to terminate this Agreement as to any Construction Residence which is affected by such default (subject to the provisions of Section 14 hereof) or (ii) in the case of any Minor Breach, to pursue an action for damages resulting from such Minor Breach, including without limitation an action to recover all costs and expenses incurred by Purchaser in pursuing such damages, including attorneys' fees and expenses. Notwithstanding the foregoing in no event shall Purchaser be entitled to bring an action for any Minor Breach or Minor Breaches except to the extent that the aggregate amount that Purchaser, but for this sentence, would be entitled to recover on account of such Minor Breach and any Minor Breaches under the Operating Purchase Agreement in the aggregate exceeds $4,000,000.00 and in no event shall Seller's aggregate liability for Minor Breaches under this Agreement and the Operating Purchase Agreement exceed $25,000,000.00.

19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         A. Survival of Representations and Warranties. All representations and warranties contained in this Agreement and in any certificate delivered at any Residence Closing shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by any party hereto and shall survive each Residence Closing for a period of two (2) years after the date of the final Residence Closing hereunder.

         B. Seller's Indemnification Obligations. Subject to the terms and conditions of this Section 19, Seller agrees to indemnify and hold Purchaser harmless against any and all losses, costs and expenses (including, without limitation, legal and other expenses) resulting from or relating to:

                  (i) any debt, liability or obligation of Seller other than any liabilities of Seller expressly assumed by Purchaser in accordance herewith, and any claim or demand of any third party with respect to any act or occurrence at, or the operation of, any Construction Residence prior to such Construction Residence's Residence Closing Date (provided, that the foregoing shall not be deemed to make Seller liable for any loss, cost or expense resulting from the physical condition of a Construction Residence as of a Residence Closing Date); and

                  (ii) any failure of Seller to comply with the Bulk Sales Law of the states in which any of the Construction Residences are located;

any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification. Notwithstanding the focusing, nothing in this Section 19-B shall be deemed to require Seller to indemnify Purchaser for any claim, demand, action, suit, assessment or judgment against Purchaser solely for contribution (or similar action) because Purchaser appears in the chain of title.

         C. Purchaser's Indemnification Obligations. Subject to the terms and conditions of this Section 19, Purchaser agrees to indemnify and hold Seller harmless against any and all losses, costs and expenses (including, without limitation, legal and other expenses), resulting from or relating to:

                  (i) any claim or demand of any third party with respect to any act or occurrence at, or the operation of, any Construction Residence on or after such Construction Residence's Residence Closing Date; and

any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification. Notwithstanding the foregoing, nothing in this Section 19-C shall be deemed to require Purchaser to indemnify Seller for any claim, demand, action, suit, assessment or judgment against Purchaser solely for contribution (or similar action) because Seller appears in the chain of title.

         D. Procedure for Indemnification Claims. The respective indemnification obligations of Seller and Purchaser pursuant to Section 19 shall be conditioned upon compliance by Seller and Purchaser with the following procedures for indemnification claims based upon or arising out of any claim, action or proceeding by any person not a party to this Agreement.

                  (i) If at any time a claim shall be made or threatened, or an action or proceeding shall be commenced or threatened, against a party hereto (the "Aggrieved Party") which could result in liability of the other party (the "Indemnifying Party") under its indemnification obligations hereunder, the Aggrieved Party shall give to the Indemnifying Party prompt notice of such claim, action or proceeding. Such notice shall state the basis for the claim, action or proceeding and the amount thereof (to the extent such amount is determinable at the time when such notice is given) and shall permit the Indemnifying Party to assume the defense of any such claim, action or proceeding (including any action or proceeding resulting from any such claim). Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such claim, action or proceeding within a reasonable time, but in no event more than fifteen days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such claim, action or proceeding; provided, however, that the Indemnifying Party shall not be deemed to have waived its right to contest and defend against any claim of the Aggrieved Party for indemnification hereunder based upon or arising out of such claim, action or proceeding.

                  (ii) If the Indemnifying Party assumes the defense of any such claim, action or proceeding, the obligation of the Indemnifying Party as to such claim, action or proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and, provided the Indemnifying Party is held to be liable for indemnification hereunder, to holding the Aggrieved Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment or award rendered in connection with such claim, action or proceeding. The Aggrieved Party may participate, at its expense, in the defense of such claim, action or proceeding provided that the Indemnifying Party shall direct and control the defense of such claim, action or proceeding. The Aggrieved Party agrees to cooperate and make available to the Indemnified Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim, action or proceeding, consent to the entry of any judgment or award, or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim, action or proceeding, except in either event with the prior consent of the Aggrieved Party.

                  (iii) If the Indemnifying Party does not assume the defense of any such claim, action or proceeding, the Aggrieved Party may defend against such claim, action or proceeding in such manner as it may deem appropriate. The Indemnifying Party agrees to cooperate and make available to the Aggrieved Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense.

                  (iv) In the event an Aggrieved Party or Indemnifying Party shall cooperate in the defense or make available books, records, officers, employees or agents, as required by the terms of subparagraphs (ii) and (iii), respectively, of this Section 19.F., the party to which such cooperation is provided shall pay the out-of-pocket costs and expenses including legal fees and disbursements) of the party providing such cooperation and of its officers, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers and employees in connection therewith.

20.      CAMPUS PROPERTIES.

         Purchaser and Seller acknowledge and agree that with respect to the campus properties (each, a "Campus Property") constituting one of the Construction Residences identified on Schedule 20, the parties may determine prior to the applicable Residency Closing Date that is not possible to legally subdivide such Campus Properties from the adjacent facility or facilities. With respect to any Campus Property that Purchaser and Seller determine cannot be so legally subdivided, Purchaser and Seller agree that they shall negotiate in good faith for Seller to convey such Campus Property together with the adjacent facility or facilities to Purchaser at no increase in the Residence Purchase Price applicable thereto and thereafter Purchaser and Seller shall enter into a long term ground lease by Seller of the adjacent facility or facilities, which long term ground lease shall be for an initial term of ninety-nine (99) years and which shall be renewable at the option of Seller for an additional ninety-nine (99) year term. Pursuant to such ground lease, the tenant thereunder shall have all obligations for maintenance, repair and operation of such adjacent facilities and the rent for such adjacent facilities shall be payable in a single installment upon the commencement date in an amount equal to $1.00, with rental for the renewal period to be equal to $1.00. Such lease shall be fully assignable, transferable and subleaseable by the tenant thereunder who shall also be entitled to mortgage or pledge such lease or its leasehold estate in connection with any financing. The ground lease shall contain such provisions as the parties shall negotiate in good faith to address issues involving subordination/priority of financing transactions, nondisturbance rights and other similar issues to afford Seller protection with respect to its leasehold estate in the event of Purchaser's financing and to afford Purchaser protection with respect to the impact on the financability of the Campus Property as a result of the ground lease. Such ground lease shall contain such other customary provisions as the parties so agree including appropriate easements, cost sharing agreements and other similar matters. Notwithstanding the foregoing, neither party shall have any obligation to engage in the above-described transaction if it determines in its discretion that doing so may cause material problems for it for accounting, tax, licensure, financing or other reasons such as future marketability, in which event such Campus Property shall be treated under
Section 14.

21.      POST-EXECUTION DELIVERY OF SCHEDULES.

         Purchaser and Seller acknowledge that in the interest of expediting execution of this Agreement, Seller had inadequate time to prepare and Purchaser had inadequate time to review all of the necessary schedules to accompany this Agreement. Accordingly, Seller hereby agrees that Seller shall, on or before the date thirty (30) days after the date of this Agreement deliver to Purchaser Schedules identified on page
(iv) hereof as well as any additional schedules which Seller believes are necessary to make Seller's representations and warranties, as qualified thereby, true and accurate in all respects (the "Post-Execution Schedules"). Upon receipt of all of the Post-Execution Schedules, Purchaser shall have a period of thirty
(30) days to review such Post-Execution Schedules, to request such additional information or clarification as Purchaser shall reasonably deem necessary and to object by notice to Seller to any matters shown thereon which in Purchaser's reasonable judgment are material matters that Purchaser would have required Seller address or correct prior to the execution hereof had adequate time been available ("Objectionable Schedule Items"). Within ten (10) days after Seller's receipt of Purchaser's notice with respect to any Objectionable Schedule Items, Seller shall give notice to Purchaser either (i) refusing to cure the applicable Objectionable Schedule Items or (ii) setting forth Seller's intent to cure such Objectionable Schedule Items and stating in detail how Seller will accomplish same. Failure of Seller to timely give such notice shall be deemed to be a refusal by Seller to cure any such Objectionable Schedule Items. Upon the latter of receipt of Seller's notice or expiration of the ten (10) day period, then Purchaser may, at any time prior to ten (10) days after the receipt by Purchaser of Seller's response or expiration of Seller's response time, by notice to Seller, (x) elect to terminate Purchaser's obligation to purchase any Construction Residence effected by such Objectionable Schedule Item pursuant to this Agreement, whereupon the provisions of Section 14 shall be applicable with respect to such Construction Residence or (y) accept such Construction Residences subject to such Objectionable Schedule Items that Seller has not undertaken to cure, in which event such Objectionable Schedule Items, together with all other items appearing on the schedules to which Purchaser did not object, will be deemed Acceptable Schedule Items hereunder. If Purchaser elects option (ii) as to any Objectionable Schedules Items and at the applicable Residence Closing Seller fails to cure the Objectionable Schedule Items in the manner Seller has undertaken to so cure in its notice to Purchaser to the satisfaction of Purchaser, Purchaser will again have the option set forth in (x) and (y) above. In the event that Purchaser fails to timely notify Seller of Objectional Schedule Items, then such failure to notify Seller shall constitute a waiver of Purchaser's right to object to such Objectionable Schedule Items but shall not be a waiver of Seller's other obligations hereunder nor a waiver of Purchaser's right to object to matters that arise subsequent to such date.

22.      CLOSING COMPLETED RESIDENCE; CLOSING PRIOR TO COMPLETION OF
         CONSTRUCTION.

         A. Completed Residence Defined. Purchaser and Seller acknowledge and agree that Purchaser shall have no obligation to consummate the closing of any Construction Residence hereunder unless and until such residence is a "Completed Residence". As used herein, the term "Completed Residence" shall mean a residence that satisfies all of the following: (i) such residence has been completed in accordance with all Construction Items (as hereinafter defined) approved by Purchaser and such completion has been certified by Seller's architect in a certificate addressed to Purchaser; (ii) a certificate of occupancy has been issued by the applicable governmental entity issuing such permits in the jurisdiction in which the Construction Residence is located and such certificate of occupancy is not conditioned or temporary; (iii) the governmental agency or regulatory authority that conducts the physical inspections necessary for the issuance of all applicable operating licensure shall have completed such inspection and shall have provided a written report either identifying no defects in the physical plant of the Construction Residence or, if such defects are noted, Seller shall have corrected or caused such defects to be corrected and shall have provided evidence thereof to Purchaser; (iv) all material items of Personal Property shall be present at the Construction Residence acquired hereunder and (v) all other obligations in Section 13 shall be satisfied.

         B. Incomplete Residence. Purchaser and Seller acknowledge that it is possible that some of the Construction Residences will not be Completed Residences as of June 1, 1999 and accordingly, Purchaser and Seller agree that notwithstanding such failure to meet such definition, Purchaser will be obligated to acquire up to, but not to exceed, three (3) Construction Residences which fail to meet the definition of Completed Residences on June 1, 1999. As to any Construction Residence which fails to meet the definition of a Completed Residence but which is included within the three (3) Construction Residences that Purchaser is obligated to acquire on June 1, 1999 (hereinafter collectively referred to as "Incomplete Residences"), at the Residence Closing for such Incomplete Residence, Seller's architect shall certify the percentage of construction of such residence which remain uncompleted and the percentage of the Residence Purchase Price allocable thereto plus a ten percent (10%) retainage shall be delivered into escrow with Title Company, (the "Escrow Fund") who shall hold and disburse the Escrow Fund in accordance with an Escrow Agreement. The Escrow Fund shall include not only the applicable proportionate share of the purchase price allocable to the Incomplete Residence, but also any additional sums for Personal Property that Seller is obligated to deliver pursuant hereto but which is not in place at the Incomplete Residence as of the Residence Closing Date. The Escrow Closing Agreement shall provide that Title Company shall hold and disburse such Escrow Fund either on a construction draw basis to be agreed upon by Purchaser and Seller or in a single disbursement when the Construction Residence meets the definition of a Completed Residence and the 10% retainage shall be refunded at that time. In addition, upon the disbursement of the Escrow Fund for such residence, Seller shall be obligated to deliver final lien waivers so as to enable Title Company to endorse Purchaser's title policy in an aggregate amount equal to the total purchase price (including the Escrow Fund), with an appropriate date down endorsement and without exception for mechanic's or materialmen's liens. At each Residence Closing, Seller shall also assign to Purchaser all of Seller's rights under and with respect to any architectural, engineering or construction contracts, and shall contain the consent of the third parties thereto, and shall cause Purchaser to be named as a dual obligee on any existing payment and performance bonds; provided, however, that in the event that Seller is unable to obtain the consents of third parties required hereunder, Seller shall not be deemed to be in default hereunder, but Purchaser shall not be obligated to close the acquisition of the Construction Residence affected thereby and the parties shall proceed as set forth in Section 14 hereof. Seller and Purchaser shall also execute and enter into a development agreement at such Residence Closing whereby Seller will confirm its obligations to complete or cause to be completed the construction of the Construction Residence to satisfy the definition of a Completed Residence at no cost or expense to Purchaser pursuant to a timetable agreed upon by Purchaser and Seller therein and Seller will acknowledge that any cost overruns in completing such construction shall be borne by Seller.

23.      CONSTRUCTION OVERSIGHT AND RELATED ISSUES.

         A. Approval of Plans and Specifications. Within thirty (30) days after the date of this Agreement, Seller shall deliver to Purchaser those items identified on Schedule 23 hereto (the "Construction Items"). Purchaser shall thereafter review the Construction Items and notify Seller with respect to any matters found thereon that are inconsistent in any material respect with any similar residence previously owned or operated by Seller as to the level of tenant improvements and finishes, quality and quantity of Personal property and other similar matters. Upon receipt of such notice, Seller and Purchaser shall work together to resolve any disputes and to agree upon final specifications for each of the Construction Items. Thereafter, at each Residence Closing, Seller shall deliver such Construction Residence in compliance with the applicable Construction Items related thereto, including, without limitation, fully stocked with all applicable Personal Property necessary for the ordinary operation of the facility upon the admission of residents.

         B. Employees; Pre-Opening Expenses. Purchaser acknowledges that Seller has existing Employees with respect to some of the Construction Residences, which employees will be identified on Schedule 9-D to be delivered by Seller hereunder. Purchaser agrees that Purchaser shall hire such employees to be Purchaser's employees and to conduct such pre-opening market activities during the first three (3) months that this Agreement is in effect, with all such Employees to be employed by Purchaser by the earlier of (i) the Residence Closing for the applicable Construction Residences or (ii) March 31, 1999. Purchaser shall extend offers of employment to such employees at existing salary or wage levels and on other terms and conditions which, taken as a whole, are substantially equivalent to the terms and conditions under which such employees are currently employed. Purchaser further agrees that with respect to any Pre-Opening Expenses (as hereinafter defined) incurred by Seller commencing on January 1, 1999, Purchaser shall reimburse Seller at the applicable Residence Closing for any and all such amounts as shall have been previously submitted to Purchaser pursuant to a budget and which Purchaser shall have approved in advance (provided, however, that with respect to any expenditures made in January, 1999, prior to submission or approval of such budget, Purchaser shall be obligated to reimburse Seller with respect to such items as shall be incurred by Seller in the ordinary course consistent with previous practices of Seller.) As used herein, "Pre-Opening Expenses" shall mean and include advertising costs, employee wages and benefits with respect pre-opening marketing activities, recruiting costs associated therewith, supplies and general administrative and similar expenses but shall not include any amounts with respect to the physical construction of the Construction Residence.

         C. Change Orders. In the event that following approval of any Construction Items as hereinafter set forth, Seller desires to make any changes with respect to such items, Seller shall seek Purchaser's approval thereof, which approval will not be unreasonably withheld, conditioned or delayed.

24.      TERMINATION.

         In the event that as of July 31, 1999, there is any Construction Residence as to which Seller and Purchaser shall not have consummated a Residence Closing, either Purchaser or Seller may thereafter terminate this Agreement with respect to such Construction Residence by delivery of written notice of termination to the other party. No such termination shall affect either party's liability for any breach of this Agreement occurring prior to such termination.

25.      GENERAL PROVISIONS.

         A. Agreement Binding; Assignment. This Agreement shall be binding upon each party hereto and such party's successors and assigns and shall inure to the benefit of each party hereto and such party's successors and assigns. As used herein, all references to "Seller" shall mean individually each entity constituting a Seller hereunder and collectively all such entities, all of which shall be jointly and severally liable for the performance of all obligations of Seller hereunder. Any reference herein to any "Seller entity" (or words of similar import) are not intended to be in limitation of the foregoing definition but are included for clarity purposes only. In addition, the term is to in all instances to be broadly construed to include other affiliates of Seller (including without limitation subsidiaries, affiliates, employees and others) with respect to the making of any representations or warranties or the performance of Seller's covenants or the breadth of Seller's knowledge, it being the intent of the parties that the term in such context is to be broadly construed even though such broad definition would not by its terms apply to the joint and several aspects of this Agreement. Seller hereby expressly affirms its obligations to cause all such affiliates to so comply, Seller hereby expressly acknowledging that only Seller is in a position to best determine which of Seller's affiliates should be the party making such representation or warranty, performing such covenant or gathering such knowledge and the parties intend Purchaser should not be disadvantaged thereby. As used in this Agreement, Seller's "knowledge" shall mean the knowledge of all Employees of Seller who are responsible for the matter at issue. Purchaser may assign this Agreement and Purchaser's rights hereunder without the prior written consent of Seller to any affiliate of Purchaser or to a real estate investment trust or an affiliated lender to effect a sale/leaseback or other financing transaction, provided that no such assignment shall affect Purchaser's obligations hereunder. Purchaser may not otherwise assign its rights hereunder without Seller's prior written consent.

         A. Entire Agreement. This Agreement, the Addendum and all the Schedules referenced herein and annexed hereto contain the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any of the matters connected with this transaction shall be effective for any purpose. Except as may be otherwise provided herein, the agreements embodied herein may not be amended except by an agreement in writing signed by the parties hereto.

         B. Execution Necessary. This Agreement shall not be binding upon Seller or Purchaser until fully executed and delivered by representatives of Seller or Purchaser, as the case may be, and no action taken by Seller's or Purchaser's representatives shall be deemed an acceptance of this Agreement until this Agreement has been so executed by Seller or Purchaser, as the case may be, and delivered to the other party hereto.

         C. Time is of the Essence. Time is of the essence of the transaction contemplated by this Agreement.

         D. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         E. Interpretation; Date of Agreement. The titles, captions and Section headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be jointly and severally liable hereunder, even though the defined term for such party is used in the singular in this Agreement and in each instance in which a defined term for such party is used in the singular it shall mean, collectively, all persons and entities, jointly and severally, and each person or entity constituting a portion thereof, severably. If any time period under this Agreement ends on a day other than a Business Day (as hereinafter defined), then the time period shall be extended until the next business day. The term "Business Day" shall mean Monday through Friday excluding holidays recognized by the state government of the States of Ohio and Wisconsin. All references in this Agreement to "the date of this Agreement" shall be deemed to refer to the date set forth in the first Section hereof, which date evidences the effective date of the agreement of the parties as to the terms and conditions set forth herein, regardless of the date when this Agreement was actually executed by both parties.

         F. Waiver. Purchaser or Seller, as the case may be, reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of the party so waiving, including without limitation any condition precedent under
Section 12 hereof.

         G. Facsimile Signature; Counterparts. This Agreement may be executed by facsimile signature and in separate counterparts, each of which shall be deemed an original and all of which, taken as a whole, shall be deemed to be one (1) original. This Agreement shall be deemed fully executed when each party whose signature is required has signed at least one (1) counterpart even though no one
(1) counterpart contains the signatures of all of the parties to this Agreement.

         H. Non-Waiver. Unless otherwise expressly provided herein, no waiver by Seller or Purchaser of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

         I. Rights Cumulative. Subject to the limitations set forth in Section 18 and 19 hereof, all rights, powers, options or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

         J. Schedules. The exhibits referred to in and attached to this Agreement are incorporated herein in full by reference.

         K. Attorneys' Fees. If there is any legal action, arbitration or proceeding between Seller and Purchaser arising from or based on this Agreement or the interpretation or enforcement of any provisions hereof, then the unsuccessful party to such action, arbitration or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action, arbitration or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, arbitration, proceeding or appeal, then such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute and deliver this Agreement as of the day and year first above written.


                            SELLER:

                            HCR MANOR CARE, INC., a Delaware corporation

                            By:  /s/ R. Jeffrey Bixler
                               -----------------------------------------------
                            Name:  R. Jeffrey Bixler
                               -----------------------------------------------
                            Its:  Vice President and General Counsel
                               -----------------------------------------------

                            MANORCARE HEALTH SERVICES, INC.,
                            a Delaware corporation

                            By:  /s/ R. Jeffrey Bixler
                               -----------------------------------------------
                            Name:  R. Jeffrey Bixler
                               -----------------------------------------------
                            Its:  Vice President and General Counsel
                               -----------------------------------------------

                            COLEWOOD LIMITED PARTNERSHIP,
                            a Maryland limited partnership

                            By: AMERICAN HOSPITAL BUILDING
                            CORPORATION, a Delaware corporation, as its
                            General Partner

                            By:  /s/ R. Jeffrey Bixler
                               -----------------------------------------------
                            Name:  R. Jeffrey Bixler
                               -----------------------------------------------
                            Its:  Vice President and General Counsel
                               -----------------------------------------------

                            MANOR CARE OF BOYNTON BEACH, INC.,
                            a Florida corporation

                            By:  /s/ R. Jeffrey Bixler
                               -----------------------------------------------
                            Name:  R. Jeffrey Bixler
                               -----------------------------------------------
                            Its:  Vice President and General Counsel
                               -----------------------------------------------

                            MANOR CARE OF MEADOW PARK, INC.,
                            a Washington corporation

                            By:  /s/ R. Jeffrey Bixler
                               -----------------------------------------------
                            Name:  R. Jeffrey Bixler
                               -----------------------------------------------
                            Its:  Vice President and General Counsel
                               -----------------------------------------------

                            ROANOKE ARDEN, L.L.C., a Delaware
                            limited liability company

                            By: MANOR CARE, INC., a Delaware corporation, as its sole Member

                            By:  /s/ R. Jeffrey Bixler
                               -----------------------------------------------
                            Name:  R. Jeffrey Bixler
                               -----------------------------------------------
                            Its:  Vice President and General Counsel
                               -----------------------------------------------

                            PURCHASER:

                            ALTERNATIVE LIVING SERVICES, INC.,
                            a Delaware corporation

                            By:  /s/ Thomas E. Komula
                               -----------------------------------------------
                            Name: Thomas E. Komula
                               -----------------------------------------------
                            Its:  Senior Vice President
                               -----------------------------------------------

                                            SCHEDULE I - CONSTRUCTION RESIDENCES

---------------------------------------------------------------------------------------------------------------------

Facility Name and HCR Manor
Care ID #                     Address                          Type    Units      Type of License to be Applied For
---------------------------------------------------------------------------------------------------------------------
Denver West II, #640          290 S. Monaco Parkway            AC      60        Personal Care Boarding Home
                              Denver, CO  80224
---------------------------------------------------------------------------------------------------------------------
Colorado Springs, #633        2850 N. Academy Blvd.            AC      60        Personal Care Boarding Home
                              Colorado Springs, CO  80917
---------------------------------------------------------------------------------------------------------------------
Palmer Ranch, #393            5111 Palmer Ranch Parkway        SH      109 AL    Assisted Living Facility -
                              Sarasota, FL  34238                      (plus     Limited Nursing Service
                                                                       60 SNF)
---------------------------------------------------------------------------------------------------------------------
Decatur, #650                 475 Irving Court                 AC      60        Personal Care Home
                              Decatur, Ga  30030
---------------------------------------------------------------------------------------------------------------------
Charlotte, #342               5326 Park Road                   AC      56        Adult Care Home
                              Charlotte, NC  28209
---------------------------------------------------------------------------------------------------------------------
Emerson, #368                 590 Old Hook Road                SH      105       Assisted Living Residence
                              Charlotte, NJ  07630
---------------------------------------------------------------------------------------------------------------------
Roanoke, #653                 1127 Persinger Road              AC      56        Adult Care Residence, Assisted
                              South West, Roanoke, VA  24015                     Living Facility
---------------------------------------------------------------------------------------------------------------------
Lynnwood, #447                18706 36th Ave.                  AC      60        Boarding Home
                              Lynnwood, WA  98037
---------------------------------------------------------------------------------------------------------------------


                                              SCHEDULE II - OPERATING RESIDENCES

---------------------------------------------------------------------------------------------------------------------

Facility Name and HCR Manor                                                      Type of License and Number of
Care ID #                     Address                          Type    Units     Licensed Beds
---------------------------------------------------------------------------------------------------------------------
Mesa, #329                    6145 East Arbor Avenue           AC      56        Unclassified Residential Care
                              Mesa, AZ  85206                                    Facility until 5/31/99, then
                                                                                 Directed Care - 56 beds
---------------------------------------------------------------------------------------------------------------------
Sun City West, #428           21739 North 151st Avenue         AC      56        Directed Care (new category) - 56
                              Sun City West, AZ 85375                            beds
---------------------------------------------------------------------------------------------------------------------
Peoria, #630                  9296 W. Union Hills Drive        AC      56        Directed Care - 56 beds
                              Peoria, ZA  85382
---------------------------------------------------------------------------------------------------------------------
Tucson, #497                  3701 N. Swan Road                SH      107       Unclassified Residential Care
                              Tucson, AZ  85718                                  Facility until 12/31/99; then
                                                                                 Directed Care - 109 beds
---------------------------------------------------------------------------------------------------------------------
Citrus Heights, #337          7375 Stock Ranch Road            AC      56        Residential Care Facility for the
                              Citrus Heights, CA  95621                          Elderly - 56 beds
---------------------------------------------------------------------------------------------------------------------
Whittier, #480                8101 South Painter Avenue        SH      75        Residential Care Facility for the
                              Whittier, CA  90602                                Elderly - 146 beds
---------------------------------------------------------------------------------------------------------------------
Brea, #474                    285 West Central Avenue          SH      100       Residential Care Facility for the
                              Brea, CA  92621                                    Elderly - 196 beds
---------------------------------------------------------------------------------------------------------------------
Laguna Palm Terrace, #459     24962 Calle Aragon               SH      193       Residential Care Facility for the
                              Laguna Hills, CA  92653                            Elderly - 186 beds
---------------------------------------------------------------------------------------------------------------------
Dunedin, #475                 880 Patricia Avenue              SH      105       Assisted Living Facility -
                              Dunedin, FL                                        Extended Congregate Care - 120
                                                                                 beds
---------------------------------------------------------------------------------------------------------------------
Sarasota, #496                5501 Swift Road                  SH      101       Assisted Living Facility -
                              Sarasota, FL 34231                                 Limited Nursing Service - 120 beds
---------------------------------------------------------------------------------------------------------------------
Boynton Beach, #491           3005 South Congress Avenue       SH      125       Assisted Living Facility -
                              Boynton Beach, FL 33426                            Standard (applying for Limited
                                                                                 Nursing Service)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

Facility Name and HCR Manor
Care ID #                     Address                          Type    Units     Type of License to be Applied For
---------------------------------------------------------------------------------------------------------------------

Boyton Village, #520          1935 South Federal Highway       SH      116       Assisted Living Facility, Limited
                              Boynton Beach, FL  33435                           Nursing Service - 127 beds
---------------------------------------------------------------------------------------------------------------------
Cobb County, #330             4375 Beech Haven Trail, SE       AC      56        Personal Care Home - 56 beds
                              Smyrna, GA  30080
---------------------------------------------------------------------------------------------------------------------
Fulton County, #331           1262 Hightower Trail             AC      56        Personal Care Home - 56 beds
                              Atlanta, GA  30350
---------------------------------------------------------------------------------------------------------------------
Fulton County, #391           1260 Hightower Trail             SH      109       Personal Care Home - 109 beds
                              Atlanta, GA  30350
---------------------------------------------------------------------------------------------------------------------
Overland Park, #327           11001 Oakmont                    AC      60        Adult Care Home - Residential
                              Overland Park, KS  66210                           Health Care - 56 beds
---------------------------------------------------------------------------------------------------------------------
West Orange, #383             520 Prospect Avenue              SH      112       Assisted Living Residence - 116
                              West Orange, NJ  07052                             beds
---------------------------------------------------------------------------------------------------------------------
Wayne, #382                   820 Hamburg Turnpike             SH      105       Assisted Living Residence - 105
                              Wayne, NJ  07470                                   beds
---------------------------------------------------------------------------------------------------------------------
Reno, #375                    3105 Plumas Street               AC      56        Residential Facility for Groups -
                              Reno, NV  89509                                    56 beds
---------------------------------------------------------------------------------------------------------------------
Westlake, #464                27569 Detroit Road               SH      96        Rest Home
                              Westlake, OH  44145
---------------------------------------------------------------------------------------------------------------------
Woodridge, #502               3801 Woodbridge Blvd.            SH      189       Rest Home
                              Fairfield, OH 45014
---------------------------------------------------------------------------------------------------------------------